SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material pursuant to Rule 14a-12

POLARIS INDUSTRIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

Polaris Industries Inc.

2100 Highway 55
Medina, Minnesota 55340
763-542-0500 Fax: 763-542-0599

March 11, 2004

Dear Fellow Shareholder:

      The Board of Directors of Polaris Industries Inc. joins me in extending a cordial invitation to attend our 2004 Annual Meeting of Shareholders which will be held at our corporate headquarters, 2100 Highway 55, Medina, Minnesota 55340, on Thursday, April 22, 2004 at 9:00 a.m. local time.

      In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris’ 2003 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

      It is important that your shares be represented at the meeting whether or not you plan to attend in person. Please vote by returning your signed proxy card in the envelope provided or by using the telephone or on-line voting options indicated on the proxy card. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

      We hope that you will be able to attend the meeting and we look forward to seeing you.

Sincerely,

Gregory R. Palen
Chairman of the Board

      Enclosures

POLARIS INDUSTRIES INC.

2100 Highway 55
Medina, Minnesota 55340
March 11, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Polaris Industries Inc. will hold its 2004 Annual Meeting of Shareholders at its corporate headquarters located at 2100 Highway 55, Medina, Minnesota 55340, on Thursday, April 22, 2004. The meeting will begin at 9:00 a.m. local time. At the meeting, we will:

1.	Elect two Class I directors for three year terms ending in 2007.

2.	Approve the Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan.

3.	Approve the Polaris Industries Inc. Long Term Incentive Plan.

4.	Approve amendments to the Polaris Industries Inc. 1995 Stock Option Plan.

5.	Act on any other matters that may properly come before the meeting.

      The Board recommends that shareholders vote FOR the director nominees named in the accompanying Proxy Statement. The Board recommends that shareholders vote FOR the approval of the Senior Executive Annual Incentive Compensation Plan, the Long Term Incentive Plan, and the amendments to the 1995 Stock Option Plan, as each is described in the accompanying Proxy Statement.

      Only shareholders of record at the close of business on March 1, 2004 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Michael W. Malone
Vice President-Finance,
Chief Financial Officer and Secretary

YOUR VOTE IS IMPORTANT

      Whether or not you plan to attend the meeting, we urge you to vote as soon as possible by telephone, Internet or mail.

ii

POLARIS INDUSTRIES INC.

2100 Highway 55
Medina, Minnesota 55340

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:	You can vote if you were a shareholder at the close of business on the record date of March 1, 2004. There were a total of 21,546,956 shares, on a pre-split basis, of the Company’s common stock outstanding on March 1, 2004. This Proxy Statement and proxy card, along with the Annual Report for 2003, are being mailed to shareholders beginning March 11, 2004. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

• Election of two nominees as Class I directors for three year terms ending in 2007. The Board of Directors’ nominees are Andris A. Baltins and Thomas C. Tiller.

• Approving the Senior Executive Annual Incentive Compensation Plan

• Approving the Long Term Incentive Plan.

• Approving amendments to the 1995 Stock Option Plan.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote FOR the election of each nominee. The Board recommends you vote FOR the approval of the Senior Executive Annual Incentive Compensation Plan, the Long Term Incentive Plan, and the amendments to the 1995 Stock Option Plan.

Q.	How many votes are required to approve each proposal?

A.	Election of Directors: In the election of directors, the nominees who receive the affirmative vote of a majority of the outstanding shares of Polaris common stock present and entitled to vote will be elected. For this purpose, a properly executed proxy marked “WITHHOLD” with respect to the election of directors nominees will be counted for purposes of determining whether there is a quorum, but will not be considered present in person or by proxy and entitled to vote on the election of directors.

Other Items: For approval of the Senior Executive Annual Incentive Compensation Plan, the Long Term Incentive Plan, and the amendments to the 1995 Stock Option Plan, and any other proposals that properly come before the Annual Meeting, the affirmative vote of a majority of the outstanding shares of Polaris common stock present and entitled to vote must be cast in favor of the proposal. A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such matter. Accordingly, an abstention will have the effect of a negative vote.

Q:	What is a “quorum”?

A:	A quorum is the number of shares that must be present to conduct business at the Annual Meeting. As of the record date, 21,546,956 shares, on a pre-split basis, of Polaris common stock were issued and outstanding. A majority of the shares of our common stock outstanding on the record date, present or represented by proxy, constitutes a quorum for the purpose of electing directors or adopting proposals at the Annual Meeting. If you submit a valid proxy card or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes count toward the quorum.

Q:	How will shares referred to as “broker non-votes” be treated?

A:	A “broker non-vote” occurs when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners at least ten days before the meeting and do not have discretionary voting authority to vote those shares on a particular matter. In that case, the shares covered by such a “non-vote” proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote required for approval of such matter.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the Annual Meeting or by using one of the three following methods:

• Vote by phone, by dialing 1-800-560-1965 and following the instructions for telephone voting shown on the enclosed proxy card.

• Vote by Internet, by going to the web address http://www.eproxy.com/pii/ and following the instructions for Internet voting shown on the enclosed proxy card.

• Vote by proxy card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by phone or Internet, please do not mail your proxy card.

If you are a street-name shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted by:

• Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions or (2) following the Internet voting instructions or (3) completing, signing, dating and returning a new proxy card to the Company;

• Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your proxy; or

• Attending the meeting and voting your shares in person.

Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it — that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:	Wells Fargo Bank Minnesota, N.A., the independent proxy tabulator used by the Company, will count the votes. A representative of Wells Fargo Bank Minnesota, N.A. and Mark McCormick, the corporate controller of the Company, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?

A:	All proxy cards and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

• To allow Wells Fargo Bank Minnesota, N.A. to tabulate the vote;

• To allow Mark McCormick, the corporate controller of the Company, and a representative of Wells Fargo Bank Minnesota, N.A. to certify the results of the vote; and

• To meet applicable legal requirements.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Polaris Restricted Stock Plan, the Polaris Employee Stock Ownership Plan, the Polaris Employee Stock Purchase Plan and the Polaris 401(k) Retirement Saving Plan.

Q:	How are Polaris common shares in the Polaris Employee Stock Ownership Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris Employee Stock Ownership Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account as directed by the committee that administers the plan. Votes under the Polaris Employee Stock Ownership Plan receive the same confidentiality as all other votes.

Q:	How are Polaris common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris 401(k) Retirement Savings Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k) Retirement Savings Plan participants vote their shares. Votes under the Polaris 401(k) Retirement Savings Plan receive the same confidentiality as all other votes.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals due for the 2005 Annual Meeting of the Shareholders?

A:	If you want to present a proposal from the floor at the 2005 annual meeting, you must give the Company written notice of your proposal no later than January 31, 2005. Your notice should be sent to the Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340.

If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal in writing to the Secretary so it is received at the above address by November 17, 2004.

Q:	How is this proxy solicitation being conducted?

A:	Polaris hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $8,500, plus out-of-pocket expenses. Polaris will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. In addition, some employees of the Company and its subsidiaries may solicit proxies. D.F. King & Co., Inc. and employees of the Company may solicit proxies in person, by telephone and by mail. No employee of the Company will receive special compensation for these services, which the employees will perform as part of their regular duties.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of March 1, 2004 by each person known to the Company who then beneficially owned more than 5% of the outstanding shares of common stock, each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table on page 29 and all executive officers and directors as a group. As of March 1, 2004, there were 21,546,956 shares, on a pre-split basis, of common stock outstanding (representing 43,093,912 shares on a post-split basis). Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to common stock equivalents credited as of March 1, 2004 to the accounts of each director under the Company’s Deferred Compensation Plan for Directors that is described in this Proxy Statement under the heading “Corporate Governance — Director Compensation.” The number of securities appearing in the following table have been adjusted to reflect the two-for-one split of the Company’s common stock paid in the form of a stock dividend on March 8, 2004 to shareholders of record on March 1, 2004.

	Shares		Common
	Beneficially	Percent	Stock
Name and Address of Beneficial Owner	Owned(6)	of Class	Equivalents(7)

Kayne Anderson Rudnick Investment Management, LLC(1)	2,449,910	5.7%
Thomas C. Tiller(2)(3)	1,772,850	4.0%
Chief Executive Officer, President and Director
Jeffrey A. Bjorkman(2)(3)	98,452	*
Vice President — Operations
John B. Corness(2)(3)	72,360	*
Vice President — Human Resources
Michael W. Malone(2)(3)	96,826	*
Vice President — Finance, Chief Financial Officer and Secretary
Kenneth J. Sobaski(2)(3)	35,400	*
Vice President — Sales, Marketing and Business Development
Andris A. Baltins(4)(5)	34,150	*	16,316
Director
Annette K. Clayton(5)	4,000	*	1,144
Director
William E. Fruhan, Jr.(5)	12,000	*	2,484
Director
John R. Menard, Jr.(5)	4,000	*	3,653
Director
Gregory R. Palen(5)	21,400	*	20,511
Non-executive Chairman of the Board of Directors
R. M. (Mark) Schreck(5)	7,890	*	5,366
Director
J. Richard Stonesifer(5)	30,000	*	5,366
Director
Richard A. Zona(5)	10,500	*	5,007
Director
All directors and executive officers as a group (14 persons)(2)(3)(5)	2,209,828	4.9%	59,847

*	Indicates ownership of less than 1%.

(1)	The address for Kayne Anderson Rudnick Investment Management, LLC (“Kayne”) is 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067. Kayne, an investment adviser, has sole voting power and sole dispositive power with respect to 2,449,910 shares, as adjusted to reflect the two-for-one split of the Company’s common stock. The information set forth herein is based on the Schedule 13G dated February 9, 2004 filed by Kayne with the Securities and Exchange Commission.

(2)	Includes 190,000, 12,950, 12,020, 9,250 and 35,400 restricted shares of common stock awarded to Messrs. Tiller, Bjorkman, Corness, Malone and Sobaski, respectively, and 269,620 aggregate restricted shares of common stock awarded to all executive officers as a group under the Polaris Industries Inc. 1996 Restricted Stock Plan. An aggregate of 100,000 restricted shares become freely tradeable only upon the Company achieving certain compounded earnings growth targets within a four year period and an aggregate of 169,620 restricted shares become freely tradeable three years after the date of issuance provided that the holder continues to be an employee of the Company. The number of shares of restricted stock have been adjusted to reflect the two-for-one split of the Company’s common stock.

(3)	Includes 1,550,000, 52,800, 46,000, and 26,054 shares subject to stock options that were granted to Messrs. Tiller, Bjorkman, Corness and Malone, respectively, and 1,674,854 aggregate shares subject to stock options that were granted to all executive officers as a group under the Polaris Industries Inc. 1995 Stock Option Plan which are or will become vested and exercisable on or before May 11, 2004. The number of shares subject to stock options has been adjusted to reflect the two-for-one stock split of the Company’s common stock.

(4)	Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which Mr. Baltins is a member and which serves of counsel to the Company, beneficially own 9,580 shares, as adjusted for the two-for-one split of the Company’s common stock.

(5)	Includes 4,000 shares, on a post-split basis, subject to stock options that were granted to each of the non-employee directors with respect to the initial annual grant under the Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan, which will become vested and exercisable on or before May 11, 2004.

(6)	Number of shares have been adjusted to reflect the two-for-one split of the Company’s common stock. Does not include common stock equivalents credited to the accounts of the Company’s non-employee directors. The number of common stock equivalents credited to such accounts is listed in the last column of this table.

(7)	Represents the number of common stock equivalents credited as of March 1, 2004 to the accounts of each non-employee director as maintained by the Company under the Polaris Industries Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board of Directors. The plan is described in this Proxy Statement under the heading “Corporate Governance — Director Compensation.” Number of common stock equivalents has been adjusted to reflect the two-for-one stock split of the Company’s common stock.

Stock Ownership Guidelines

      Our Board of Directors has adopted stock ownership guidelines, which provide that each non-employee director is expected to own, directly or indirectly, on January 22, 2007, shares of Polaris common stock or common stock equivalents having a value of at least three times the amount of the annual retainer fee paid to such director. Each non-employee director who is elected for the first time after January 23, 2003 will be expected to satisfy such guidelines at the end of a period of four years commencing on the date such director is elected. The stock ownership guidelines also provide that the Chief Executive Officer and other executive officers of the Company are expected to own, directly or indirectly, shares of common stock or restricted share awards having a value of at least five and three times, respectively, their annual base salaries. The Chief Executive Officer and other executive officers of the Company that held office as of January 23, 2003 currently satisfy these guidelines and any person becoming an executive officer of the Company after January 23, 2003 will be expected to satisfy the guidelines at the end of a period of four years commencing on the date of becoming an executive officer of the Company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Independence

      Our Board of Directors has adopted Corporate Governance Guidelines, which may be viewed online on our website at www.polarisindustries.com. Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the NYSE, a majority of the members of the Board of Directors must be independent as determined by the Board of Directors. In making its determination of independence, among other things, the Board of Directors must have determined that the director has no material relationship with Polaris either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Polaris. The Board of Directors has determined that Ms. Clayton and Messrs. Fruhan, Menard, Schreck, Stonesifer and Zona are independent. The Board of Directors has also determined that Mr. Baltins is independent for all purposes other than service on the Company’s Audit Committee because he is a member of one of the law firms that provides legal services to the Company. Mr. Palen, our non-Executive Chairman of the Board, is the Chairman and Chief Executive Officer of Spectro Alloys, an aluminum manufacturing company that served as a supplier to the Company until June 2003. Under our Corporate Governance Guidelines, Mr. Palen will be regarded as non-independent until June 2006, three years following the termination of the Spectro Alloys relationship with Polaris. Mr. Tiller, our President and Chief Executive Officer is not considered to be independent by the Board of Directors. Accordingly, a substantial majority of our Board of Directors is considered to be independent. Additionally, all current members of our Audit, Compensation and Corporate Governance and Nominating Committees are considered to be independent.

      We have also adopted a Code of Business Conduct and Ethics applicable to all employees, including our Chief Executive Officer, our Chief Financial Officer and all other senior executives, and the directors. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at www.polarisindustries.com.

Communications with the Board

      Under our Corporate Governance Guidelines, a process has been established by which shareholders may communicate with members of the Board of Directors. Any shareholder who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340.

      All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine that the communication is a message to our directors and will be relayed to the appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement or other promotional material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

Director Compensation

      Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Compensation for non-employee directors is divided into cash and stock components. The Company presently pays each non-employee director other than our Chairman, Mr. Palen, an annual director’s fee of $40,000, at least $5,000 of which will be payable in common stock equivalents (as described below). Mr. Palen, our non-executive Chairman of the Board of Directors, currently receives an annual fee of $100,000 in lieu of the annual director’s fee received by other non-employee directors. The Chairs of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Technology Committee currently receive an annual committee chairman’s fee of $10,000.

      The Company maintains a deferred compensation plan for directors, the Polaris Industries Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”) for directors who are not officers or employees of the Company (“Outside Directors”). As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director will automatically receive an award of common stock equivalents having a fair market value of $1,250. An Outside Director can also defer all or a portion of the director and/or chair fees that would otherwise be paid to him or her in cash. Such deferred amounts will be converted into additional common stock equivalents based on the then fair market value of the common stock. These “common stock equivalents” are phantom stock units, i.e., each common stock equivalent represents the economic equivalent of one share of common stock. Dividends will be credited to Outside Directors as if the common stock equivalents were outstanding shares of common stock. Such dividends will be converted into additional common stock equivalents.

      As soon as practicable after an Outside Directors’ service on the Board terminates, he or she will receive a distribution of a number of shares of common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.

      A maximum of 150,000 shares of common stock (on a post-split basis) are reserved for issuance under the Deferred Compensation Plan. Of that total, 39,941 shares of common stock (on a post-split basis) remain available for future grants. The Deferred Compensation Plan will remain effective until May 10, 2005, unless terminated earlier by the Board of Directors. The Deferred Compensation Plan may be terminated or amended at any time.

      Under the 2003 Non-Employee Director Stock Option Plan, each non-employee director elected at an annual meeting of shareholders or who continues to serve as a director after such annual meeting will receive an automatic annual grant of stock options to purchase 4,000 shares (on a post-split basis) of the Company’s common stock at an exercise price equal to fair market value on the date of grant. The initial grant of options under the 2003 Non-Employee Director Stock Option Plan was made following the 2003 Annual Meeting at which the plan was approved by shareholders.

      Additionally, the Company makes Polaris products available to its Outside Directors at no charge to encourage a first-hand understanding of the riding experience of Polaris customers.

Board Meetings

      During 2003, the full Board of Directors met five times. Each of those meetings was preceded and/or followed by an executive session of the Board of Directors without management in attendance, chaired by either Mr. Palen or the chair of the Corporate Governance and Nominating Committee. Each of our directors attended 75% percent or more of the meetings of the Board of Directors and any committee on which they served in 2003. The Board also acted through one written action in 2003. The Company does not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the committees on which they serve. All members of the Board of Directors attended our 2003 Annual Meeting.

Committees of the Board and Meetings

      The Board of Directors has designated five standing committees. The Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Technology Committee each operate under a written charter which is available for review on our website at http://www.polarisindustries.com. The current membership of each committee and its principal functions, as well as the number of times it met during fiscal 2003, are described below.

Executive Committee

Members:	Gregory R. Palen
Thomas C. Tiller, Chair

Purpose:	Reviews and makes recommendations to the Board of Directors regarding the strategic plans and allocation of resources of the Company and exercises the authority of the Board of Directors on specific matters as delegated to it from time to time. This committee acted through one written action during 2003.

Audit Committee

Members:	Annette K. Clayton
William E. Fruhan, Jr.
Richard A. Zona, Chair

All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the New York Stock Exchange. Additionally, Mr. Zona and Mr. Fruhan have each been determined by the Board of Directors to be an “Audit Committee Financial Expert” as that term has been defined by the Securities and Exchange Commission (the “SEC”). The Board of Directors has determined that Mr. Zona’s service on the audit committee of three other public companies does not impair his ability to effectively serve on the Company’s Audit Committee.

Purpose:	A copy of the current Audit Committee Charter, as amended by the Board of Directors on January 22, 2004 is attached as Annex A to this Proxy Statement. The Audit Committee assists the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities. The Audit Committee’s primary purposes are to:

• assist the Board of Directors in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, (d) the responsibilities, performance, budget and staffing of the Company’s internal audit function and (e) the performance of the Company’s independent auditor;

• prepare the Audit Committee Report that appears later in this Proxy Statement;

• serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system; and

• provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board of Directors.

The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such independent auditor reports directly to the Audit Committee. This committee met eleven times during 2003.

Compensation Committee

Members:	William E. Fruhan, Jr.
J. Richard Stonesifer, Chair
Richard A. Zona

All members of the Compensation Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the New York Stock Exchange.

Purpose:	The Compensation Committee assists the Board of Directors in establishing a philosophy and policies regarding executive and director compensation, provides oversight to the administration of the Company’s director and executive compensation programs and administers the Company’s stock option, restricted share and other equity based plans, reviews the compensation of directors, executive officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including the Compensation Committee Report on Executive Compensation that appears later in this Proxy Statement. In addition, the Compensation Committee periodically reviews with the Chief Executive Officer a written procedure for the efficient transfer of his responsibilities in the event of his sudden incapacitation or departure, including recommendations for longer-term succession planning. This committee met seven times during 2003 and acted through three written actions.

Corporate Governance and Nominating Committee

Members:	Andris A. Baltins, Chair
William E. Fruhan, Jr.
R. M. (Mark) Schreck

All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the New York Stock Exchange.

Purpose:	The Corporate Governance and Nominating Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described under “Submission of Shareholder Proposals and Nominations” that appears later in this Proxy Statement. The committee also is responsible for recommending to the Board of Directors any revisions to the Company’s Corporate Governance Guidelines. This committee met three times and acted through one written action during 2003.

Technology Committee

Members:	Annette K. Clayton
John R. Menard, Jr.
Gregory R. Palen
R. M. (Mark) Schreck, Chair
Thomas C. Tiller

Purpose:	Provides oversight of the product and technology plans at the Company to ensure that the Polaris management team: (1) continues to provide leadership products across all product lines; (2) addresses regulatory and competitive challenges in a timely and appropriate manner; (3) provides adequate investment funds across product lines; (4) addresses major facility opportunities and issues, such as expansions, and in-source/out source opportunities; and (5) properly assesses the risk and benefits associated with major product and facility changes. This committee met three times during 2003.

Certain Relationships and Related Transactions

      The law firm of Kaplan, Strangis and Kaplan, P.A. (“KSK”) provides ongoing legal services to the Company and certain subsidiaries in connection with various matters. Andris A. Baltins, a member of the Board of Directors, is a member of that firm. During 2003, KSK received $522,500 in legal fees from the Company.

      Gregory R. Palen, the non-Executive Chairman of the Board of Directors, is the Chairman and Chief Executive Officer of Spectro Alloys, an aluminum manufacturing company that served as a supplier to the Company until June 2003. Under our Corporate Governance Guidelines, Mr. Palen will be regarded as non-independent until June 2006, three years following the termination of the Spectro Alloys relationship with Polaris. Mr. Palen voluntarily resigned from the Audit Committee and the Corporate Governance and Nominating Committee in January 2004 in order that such committees be comprised of independent directors as required under the current NYSE rules. The Audit Committee is currently comprised of Messrs. Fruhan and Zona and Ms. Clayton, each of whom are independent directors. The Corporate Governance and Nominating Committee is currently comprised of Messrs. Baltins, Fruhan, and Schreck, all of whom are independent directors.

Compensation Committee Interlocks and Insider Participation

      All current members of the Compensation Committee are considered independent under our Corporate Governance Guidelines. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or compensation committee of any other company.

Section 16 Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Company’s common stock with the SEC. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely upon a review of the copies of those reports furnished to the Company during 2003 and written representations that no other reports were required, the Company believes that, during the year ended December 31, 2003, all filing requirements applicable to its directors, executive officers and 10% beneficial owners, if any, were complied with, except that the Company inadvertently failed to report credits to all directors of the Company other than Mr. Tiller of an aggregate of 12,231 common stock equivalents (on a post-split basis) under the Deferred Compensation Plan for Directors that were made on April 1, 2003, July 1, 2003, October 1, 2003 and January 1, 2004. In addition, due to an administrative oversight, the Company failed to timely report an aggregate of 176,000 stock options (on a post-split basis) granted under the 1995 Stock Option Plan to the Company’s senior executive officers on November 3, 2003 and a grant of 50,000 shares of restricted stock (on a post-split basis) under the 1996 Restricted Stock Plan to Mr. Tiller on November 3, 2003. Form 4s have been filed reporting the common stock equivalent credits, stock options and restricted stock award.

AUDIT COMMITTEE REPORT

      The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the responsibilities, performance, budget and staffing of the Company’s internal audit function, and (5) the performance of the Company’s independent auditor, which reports directly to the Audit Committee. The Audit Committee is comprised of three directors, all of whom meet the standards of independence adopted by the SEC and the New York Stock Exchange.

      In performing our oversight responsibilities, we have reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003 with management and with representatives of Ernst & Young LLP, the Company’s independent auditors.

      We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90. We have received from the Company’s independent auditors the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and discussed the independence of Ernst & Young LLP with representatives of such firm. We are satisfied that the non-audit services provided to the Company by the independent auditors are compatible with maintaining their independence.

      Management is responsible for Polaris’ system of internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Our committee’s responsibility is to monitor and oversee these processes.

      In reliance on the reviews and discussions referred to in this Report, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

AUDIT COMMITTEE

Richard A. Zona, Chair Annette K. Clayton William E. Fruhan, Jr.

INDEPENDENT AUDITORS

      On March 15, 2002, the Board of Directors of the Company and its Audit Committee dismissed Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditors and engaged Ernst & Young LLP (“E&Y”) to serve as the Company’s independent auditors for the fiscal year ending December 31, 2002.

      Arthur Andersen’s report on the Company’s consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

      During the year ended December 31, 2001 and through March 15, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the Company’s financial statements for such year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the SEC.

      During the year ended December 31, 2001 and through March 15, 2002, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K of the SEC.

      The Audit Committee of the Board of Directors has engaged E&Y as independent auditors to examine the Company’s accounts for the fiscal year ending December 31, 2003. Representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      Audit Fees. The aggregate audit fees paid to E&Y for the fiscal years ended December 31, 2003 and December 31, 2002, were $300,000 and $210,000, respectively. These fees include amounts for the audit of the Company’s consolidated annual financial statements, statutory audits at certain foreign subsidiaries, and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, including services related thereto such as attest services and consents.

      Audit-Related Fees. The aggregate audit-related fees paid to E&Y for the fiscal years 2003 and 2002 were $114,000 and $60,000, respectively. These fees related to the audit of Polaris Acceptance, the audit of employee benefit plans and the issuance of certain industry reports. The 2003 amount includes general assistance with the implementation of the SEC rules pursuant to the Sarbanes-Oxley Act of 2002.

      Tax Fees. The aggregate fees billed by E&Y for tax services rendered for the fiscal years 2003 and 2002 were $319,000 and $890,000, respectively. Of the amounts paid in 2003 and 2002, $75,000 and $500,000, respectively, were paid under a deferred billing arrangement entered into by the Company with E&Y prior to its engagement as the Company’s auditors in March 2002 with respect to tax planning services rendered in 2001. The remaining fees paid in each of those years primarily related to tax planning and compliance services and assistance related to the establishment of foreign subsidiaries.

      All Other Fees. There were no other fees paid to E&Y for the years ended December 31, 2003 and December 31, 2002.

      Audit Committee Pre-Approval Requirements. The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent auditor, (ii) all significant non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by Ernst & Young during fiscal 2003 were pre-approved pursuant to the procedures outlined above.

PROPOSAL 1 — ELECTION OF DIRECTORS

General Information

      The Board of Directors of the Company is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms. The Class I directors currently serving on the Board, whose terms expire at the 2004 Annual Meeting, are Messrs. Andris A. Baltins, J. Richard Stonesifer and Thomas C. Tiller. Mr. Stonesifer, currently a Class I director, is not standing for reelection. The Board of Directors has not presently identified a nominee to fill the Class I vacancy created by Mr. Stonesifer’s decision not to stand for reelection and will reduce the size of the Board of Directors to eight members to eliminate the Class I directorship being vacated by Mr. Stonesifer until such time as an appropriate director candidate is identified for election to the Board.

      Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board of Directors proposes that the following nominees, both of whom are currently serving as Class I Directors, be elected as Class I directors for three-year terms expiring in 2007:

Andris A. Baltins

Thomas C. Tiller

      The persons named in the enclosed proxy intend to vote your proxy for the election of each of the two nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. If you are voting by telephone or on the Internet, you will be told how to withhold your vote from some or all of the nominees. Each nominee elected as a Director will continue in office until his successor has been elected, or until his death, resignation or retirement.

      Other incumbent directors are not up for election this year and will continue in office for the remainder of their terms. After the election of two Class I directors at the Annual Meeting, the Board will consist of eight directors, including the six continuing directors whose present terms extend beyond this Annual Meeting (Classes II and III will consist of three members each and Class I will consist of two members.) There are no family relationships between or among any executive officers or directors of the Company.

      We expect each nominee standing for election as a Class I director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy card.

      The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

Information Concerning Nominees and Directors

      The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

Director Nominees — Class I (Term Ending 2007)

Andris A. Baltins Director since 1994
Mr. Baltins, 58, has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A. since 1979. He is a director of AOA Holding, LLC and Adams Outdoor Advertising, Inc. Mr. Baltins is also a director of various private and non-profit corporations. Mr. Baltins serves as the Chair of our Corporate Governance and Nominating Committee.

Thomas C. Tiller Director since 1998
Mr. Tiller, 42, is the President and Chief Executive Officer of the Company and was the President and Chief Operating Officer of the Company from July 15, 1998 to May 20, 1999. From 1983 to 1998, Mr. Tiller held a number of design, marketing and plant management positions with General Electric Company, most recently as Vice President and General Manager of G.E. Silicones. Mr. Tiller serves as the Chair of our Executive Committee and is also a member of our Technology Committee.

Directors Continuing in Office — Class II (Term Ending 2005)

William E. Fruhan, Jr. Director since 2000
Mr. Fruhan, 61, has been the Professor of Business Administration at Harvard Business School since 1979. Mr. Fruhan also serves as a director of various private corporations, including PQ Corporation and Brierley and Partners, Inc. Mr. Fruhan serves as a member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

R. M. (Mark) Schreck Director since 2000
Mr. Schreck, 59, a registered professional engineer, has been the President of RMS Engineering, LLC, an engineering and business consulting company, since January 1998. He has also been a member of the staff of the University of Louisville College of Engineering since January 1998. Mr. Schreck is a former Vice President and General Manager, Technology, of GE Appliances. Mr. Schreck is also a director of the Kentucky Science and Technology Corporation, a private, nonprofit organization. Mr. Schreck serves as the Chair of our Technology Committee and is also a member of our Corporate Governance and Nominating Committee.

John R. Menard, Jr. Director since 2001
Mr. Menard, 64, has been the President and a director of Menard, Inc., a building materials and home improvement retailing business, since February 1960. Mr. Menard serves as a member of our Technology Committee.

Directors Continuing in Office — Class III (Term Ending 2006)

Gregory R. Palen Director since 1994
Mr. Palen, 48, was elected to serve as the non-executive Chairman of our Board of Directors in May 2002 and has been Chairman and Chief Executive Officer of Spectro Alloys, an aluminum manufacturing company, since 1989 and Chief Executive Officer of Palen/ Kimball Company, a heating and air conditioning company, since 1983. He is a director of Valspar Corporation, a painting and coating manufacturing company. Mr. Palen also serves as a director of Opus Northwest, LLC, a construction and real estate development company. Mr. Palen is also a director of various private and non-profit corporations, including St. John’s University. Mr. Palen is a member of our Executive Committee and our Technology Committee.

Richard A. Zona Director since 2000
Mr. Zona, 59, has been the Chief Executive Officer of Zona Financial, LLC, a financial advisory firm, since December 2000. Mr. Zona was the Vice-Chairman of U.S. Bancorp, a regional bank holding company, from 1996 to 2000. Mr. Zona joined U.S. Bancorp, then known as First Bank System, Inc., as Executive Vice President and Chief Financial Officer in 1989 and served as Vice Chairman and Chief Financial Officer from 1991 to 1996. Mr. Zona, a certified public accountant, was with Ernst & Young from 1970 to 1989. Mr. Zona is a director of New Century Financial Corporation, a mortgage banking and financial services company, ShopKo Stores, Inc., a consumer retailing company, and Piper Jaffray Companies, a securities brokerage firm. He also serves as a director of ING Direct Bank, fsb. Mr. Zona serves as the Chair of our Audit Committee and is also a member of our Compensation Committee.

Annette K. Clayton Director since 2003
Ms. Clayton, 40, has been the President and a director of Saturn Corporation, a subsidiary of General Motors Corporation, since April 2001. She was the Executive Director of Global Manufacturing Systems-Quality of General Motors Corporation from April 2000 to April 2001. From 1983 to 2000, Ms. Clayton held a number of production, engineering and management positions at General Motors’ assembly plants in Moraine, Ohio, Fort Wayne, Indiana, and Oshawa, Ontario. She is a member of the External Advisory Board for the College of Engineering and Computer Science at Wright State University. Ms. Clayton is a member of our Audit Committee and our Technology Committee.

ANNUAL AND LONG TERM INCENTIVE COMPENSATION PLAN PROPOSALS

      Section 162(m) of the Internal Revenue Code limits the tax deduction available to a public company for compensation paid to certain executive officers, unless the compensation qualifies as “performance based.” The Board of Directors believes that in light of Section 162(m), it is desirable to adopt two new cash-based incentive compensation plans to provide for objective performance goals, and to submit the plans for shareholder approval. The Senior Executive Annual Incentive Compensation Plan (the “Senior Executive Incentive Plan”) is an annual performance-based bonus plan for senior executives of the Company. The Long Term Incentive Plan (the “LTIP”) is a plan providing for cash compensation awards to designated employees based on performance over award periods of three consecutive calendar years. It is the Board of Directors’ intention that incentive awards will be made under the Senior Executive Incentive Plan in lieu of awards under the Company’s existing annual profit sharing plan. It is also intended that awards will be made under the LTIP in substitution for awards previously made to our employees under the 1995 Restricted Stock Plan. Awards made under the 1995 Restricted Stock Plan will be limited to awards made to Mr. Tiller under the terms of his employment agreement and discretionary awards made to new hires or in recognition of significant contributions to the Company. The approval of these plans by the shareholders will enable payments to the executives under the plans to qualify as “performance based” compensation for purposes of Section 162(m), and thereby be deductible by the Company without regard to the deduction limit otherwise imposed by that Section.

      No awards have been made under the Senior Executive Incentive Plan or the LTIP. Assuming shareholders approve the Senior Executive Incentive Plan and the LTIP at the Annual Meeting, the following table illustrates the amounts that would have been paid under the Senior Executive Incentive Plan and the LTIP for fiscal year 2003 if the plans had then been in effect, using the methodologies expected to be applied by the Compensation Committee for fiscal year 2004:

NEW PLAN BENEFITS

	Dollar Value($)

	Senior Executive
Name and Principal Position	Incentive Plan	LTIP

Thomas C. Tiller	$1,210,000		(1)
Chief Executive Officer and President
Jeffrey A. Bjorkman	-0-	$148,000
Vice President — Operations
John B. Corness	-0-	$136,900
Vice President — Human Resources
Michael W. Malone	-0-	$118,400
Vice President — Finance, Chief Financial Officer and Secretary
Kenneth J. Sobaski	-0-		(2)
Vice President — Sales, Marketing and Business Development
All Executive Officers as a group	$1,210,000	$403,300
All non-executive directors as a group	-0-	-0-
All non-executive officer employees as a group	-0-	$1,670,500

(1)	Mr. Tiller would not have received an award under the LTIP because he received a restricted stock grant for fiscal year 2003 under the terms of his employment agreement.

(2)	Mr. Sobaski would not have been eligible to receive an award under the LTIP had it been in effect during 2003 because he was not an employee of the Company for the entire three-year performance period ended December 31, 2003.

PROPOSAL 2 — APPROVAL OF SENIOR EXECUTIVE

ANNUAL INCENTIVE COMPENSATION PLAN

      Upon the recommendation of the Compensation Committee, the Board of Directors has adopted the Senior Executive Incentive Plan and is submitting it to the shareholders for approval. If approved by shareholders, the Senior Executive Incentive Plan will become effective as of January 1, 2004. It is the Board of Directors’ intention that incentive awards will be made under the Senior Executive Incentive Plan in lieu of awards under the Company’s existing annual profit sharing plan. The approval of this plan by the shareholders will enable payments to the executives under the plan to qualify as “performance based” compensation for purposes of Section 162(m). The following summary of the Senior Executive Incentive Plan is qualified in its entirety by reference to the complete text of the Senior Executive Incentive Plan, which is attached as Annex B.

General Provisions

      Purpose. The purpose of the Senior Executive Incentive Plan is to provide incentives for senior executives to attain and maintain the highest standards of performance, to attract and retain executives of outstanding competence and ability, to stimulate the active interest of key executives in the development and financial success of the Company, to further align the interests of employees with those of the shareholders and to reward executives for outstanding performance when certain annual performance objectives are achieved.

      Administration. The Compensation Committee has been designated to administer the Senior Executive Incentive Plan. The Compensation Committee will interpret the Senior Executive Incentive Plan, prescribe, amend, and rescind rules relating to it, select eligible participants, and take all other actions necessary for its administration, which actions will be final and binding upon all participants. To the extent not otherwise provided for under the Company’s Articles and By-laws, all members of the Board of Directors, including the members of the Compensation Committee, are entitled to be indemnified by the Company with respect to claims relating to their actions in the administration of the Senior Executive Incentive Plan, so long as such action is taken in good faith and within the scope of the Compensation Committee’s authority under the Senior Executive Incentive Plan.

      Selection of Participants. For each calendar year, the Compensation Committee will determine in writing the participants who will be eligible to receive an incentive award under the Senior Executive Incentive Plan for such period. Only senior executive officers of the Company are eligible to participate in the Senior Executive Incentive Plan (6 individuals as of January 1, 2004). The Compensation Committee will make its determination of participants prior to the commencement of the calendar year, or at such other time as permitted by Section 162(m) of the Internal Revenue Code.

      Performance Objectives. For each calendar year, the Compensation Committee will establish the applicable performance objectives in writing prior to the commencement of the calendar year, or at such other time as permitted by Section 162(m) of the Internal Revenue Code. The performance objectives selected shall be relative or absolute measures of any one or more of the Business Criteria (described below). The performance objectives will, subject to the required certification described below, state an objective method for computing the amount of bonus payable to the participant upon attainment of the performance objectives. The formula will set the target level of performance required for the performance objectives to be attained.

      Business Criteria. The Business Criteria for purposes of the Senior Executive Incentive Plan are specified levels of one or more of the following:

Operating Income	Net Income
Pre-Tax Income	Customer Retention
Cash Flow	Return on Investment
Return on Capital	Revenue
Return on Equity	Revenue Growth
Return on Assets	Total Shareholder Return
Return on Sales	Stock Price
Expense Targets	Market Share
Customer Satisfaction	Productivity Targets
Sales	Earnings Per Share
Sales Growth	Earnings Per Share Growth
Economic Value Added

      The above terms have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable. As determined by the Compensation Committee, the Business Criteria shall be applied (i) in absolute terms or relative to one or more other companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole.

      Extraordinary or Unusual Events. The Compensation Committee may, in its discretion, disregard the impact of any extraordinary or unusual event (in accordance with generally accepted accounting procedures) in determining whether a performance objective has been attained or may make appropriate adjustments in any performance objective to reflect such extraordinary or unusual event.

      Incentive Award Certification. The Compensation Committee will certify in writing prior to payment of the incentive award that the performance objective has been attained and the incentive award is payable. With respect to Compensation Committee certification, approved minutes of the meeting in which the certification is made will be treated as written certification.

      Maximum Incentive Award Payable. The maximum incentive award payable under the Senior Executive Incentive Plan to any participant for any calendar year is $2,500,000.

      Discretion to Reduce Rewards. The Compensation Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a participant.

      Active Employment Requirement. An incentive award will be paid for a calendar year only to a participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the calendar year and who is employed by the Company on the date the bonus is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Internal Revenue Code and regulations thereunder, the Compensation Committee may in its sole discretion grant an incentive award for the calendar year to a participant who is first employed or who is promoted to a position eligible to become a participant under the Senior Executive Incentive Plan during the calendar year, or whose employment is terminated during the calendar year because of the participant’s retirement under the Company’s 401(k) plan, death, or because of disability as defined in Section 22(e)(3) of the Internal Revenue Code. In such cases of partial active employment, a pro rata incentive award may be paid for the calendar year.

      Payment of Incentive Awards. Incentive awards will be paid to participants for a calendar year in such form and at such time as the Compensation Committee may determine.

      Shareholder Approval. No incentive award will be payable under the Senior Executive Incentive Plan unless the Senior Executive Incentive Plan is approved by the shareholders in accordance with Section 162(m) of the Internal Revenue Code and regulations thereunder.

      Amendment and Termination of the Senior Executive Incentive Plan. The Compensation Committee may amend or terminate the Senior Executive Incentive Plan at any time, except that no amendment or termination shall be made which would impair the rights of any participant to an incentive award which would be payable were the participant to terminate employment on the effective date of such amendment or termination, unless the participant consents to such amendment or termination. The Senior Executive Incentive Plan will automatically terminate on January 1, 2009, unless sooner terminated by action of the Compensation Committee.

Vote Required

      Approval of the Senior Executive Incentive Plan will require the affirmative vote of at least a majority of the outstanding shares of Polaris common stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting.

Board Recommendation

      Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the approval of the Senior Executive Incentive Plan. The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the Senior Executive Incentive Plan.

PROPOSAL 3 — APPROVAL OF LONG TERM INCENTIVE PLAN

      Upon the recommendation of the Compensation Committee, the Board of Directors has adopted the LTIP and is submitting it to the shareholders for approval. If approved by shareholders, the LTIP will become effective as of January 1, 2004. It is the Board of Directors’ intention that awards will be made under the LTIP in substitution for awards previously made to our employees under the 1995 Restricted Stock Plan. Awards made under the 1995 Restricted Stock Plan will be limited to awards made to Mr. Tiller under the terms of his employment agreement and discretionary awards made to new hires or in recognition of significant contributions to the Company. The following summary of the LTIP is qualified in its entirety by reference to the complete text of the LTIP, which is attached as Annex C.

General Provisions

      Purpose. The purpose of the LTIP is to provide incentives for certain key employees to attain and maintain the highest standards of performance, to attract and retain employees of outstanding competence and ability, to stimulate the active interest of key employees in the development and financial success of the Company, to further align the interests of employees with those of the shareholders and to reward key employees for outstanding performance when certain long-term performance objectives are achieved.

      Administration. The Compensation Committee has been designated to administer the LTIP. The Compensation Committee will interpret the LTIP, prescribe, amend, and rescind rules relating to it, select eligible participants, and take all other actions necessary for its administration, which actions will be final and binding upon all participants. To the extent not otherwise provided for under the Company’s Articles and By-laws, all members of the Board of Directors, including the members of the Compensation Committee, are entitled to be indemnified by the Company with respect to claims relating to their actions in the administration of the LTIP, so long as such action is taken in good faith and within the scope of the Compensation Committee’s authority under the LTIP.

      Selection of Participants. For each performance period (as defined under Performance Objectives below), the Compensation Committee will determine in writing the participants who will be eligible to receive an award under the LTIP for such period. Any employee of the Company may be designated to participate in the LTIP (approximately 3,500 individuals as of January 1, 2004). The Compensation Committee will make its determination of participants prior to the commencement of the performance period, or at such other time as permitted by Section 162(m) of the Internal Revenue Code.

      Performance Objectives. The performance objectives that apply to awards under the LTIP will be measured over a period of three consecutive calendar years. This three-year period is referred to in this summary as the “performance period.” For each performance period, the Compensation Committee will establish the applicable performance objectives in writing prior to the commencement of the performance period, or at such other time as permitted by Section 162(m) of the Code. The performance objectives selected shall be relative or absolute measures of any one or more of the Business Criteria (described below). The performance objectives will, subject to the required certification described below, state an objective method for computing the amount of the award payable to the participant upon attainment of the performance objectives. The formula will set the target level of performance required for the performance objectives to be attained. The amount of an award payable to a participant may be denominated in cash and, under the terms established by the Compensation Committee, at a participant’s election may be adjusted to reflect changes in the market price of the Company’s common stock during the applicable performance period, provided that all amounts paid under the LTIP will be paid in cash.

      Business Criteria. The Business Criteria for purposes of the LTIP are specified levels of one or more of the following:

Operating Income	Net Income
Pre-Tax Income	Customer Retention
Cash Flow	Return on Investment
Return on Capital	Revenue
Return on Equity	Revenue Growth
Return on Assets	Total Shareholder Return
Return on Sales	Stock Price
Expense Targets	Market Share
Customer Satisfaction	Productivity Targets
Sales	Earnings Per Share
Sales Growth	Earnings Per Share Growth
Economic Value Added

      The above terms have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable. As determined by the Compensation Committee, the Business Criteria shall be applied (i) in absolute terms or relative to one or more other companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole.

      Extraordinary or Unusual Events. The Compensation Committee may, in its discretion, disregard the impact of any extraordinary or unusual event (in accordance with generally accepted accounting procedures) in determining whether a performance objective has been attained or may make appropriate adjustments in any performance objective to reflect such extraordinary or unusual event.

      Award Certification. The Compensation Committee will certify in writing prior to payment of the award that the performance objective has been attained and the award is payable. With respect to Compensation Committee certification, approved minutes of the meeting in which the certification is made will be treated as written certification.

      Maximum Award Payable. The maximum award payable under the LTIP to any participant for any calendar year is 200% of such participant’s base salary (up to a maximum base salary of $1,000,000).

      Discretion to Reduce Rewards. The Compensation Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a participant.

      Active Employment Requirement. An award will be paid for a performance period only to a participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the performance period and who is employed by the Company on the date the bonus is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Internal Revenue Code and regulation thereunder, the Compensation Committee may in its sole discretion grant an award for the performance period to a participant who is first employed or who is promoted to a position eligible to become a participant under the LTIP during the performance period, or whose employment is terminated during the performance period because of the participant’s retirement under the Company’s 401(k) plan, death, or because of disability as defined in Section 22(e)(3) of the Internal Revenue Code. In such cases of partial active employment, a pro rata award may be paid for the performance period.

      Payment of Awards. Awards will be paid to participants for a performance period in such form and at such time as the Compensation Committee may determine.

      Shareholder Approval. No award will be payable under the LTIP unless the LTIP is approved by the shareholders in accordance with Section 162(m) of the Internal Revenue Code and regulations thereunder.

      Amendment and Termination of the LTIP. The Compensation Committee may amend or terminate the LTIP at any time, except that no amendment or termination shall be made which would impair the rights of any participant to an award which would be payable were the participant to terminate employment on the effective date of such amendment or termination, unless the participant consents to such amendment or termination. The LTIP will automatically terminate on January 1, 2009, unless sooner terminated by action of the Compensation Committee.

Vote Required

      Approval of the LTIP will require the affirmative vote of at least a majority of the outstanding shares of Polaris common stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting.

Board Recommendation

      Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the approval of the LTIP. The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the LTIP.

PROPOSAL 4 — APPROVAL OF AMENDMENTS TO 1995

STOCK OPTION PLAN

General Information

      Upon the recommendation of the Compensation Committee, the Board of Directors has recommended that the shareholders of the Company approve the Company’s 1995 Stock Option Plan, as amended and restated on January 18, 2001 and approved by the Company’s shareholders on May 3, 2001 (the “Original Stock Option Plan”), as amended by the Board of Directors on January 22, 2004 (the “Amended Stock Option Plan”). A vote in favor of the Amended Stock Option Plan will be a vote in favor of the amendments to the Original Stock Option Plan which will (1) increase the number of shares of Polaris common stock reserved for issuance thereunder by 2,000,000 shares, on a post-split basis, (2) increase the number of shares of Polaris common stock that may be awarded to a participant in any calendar year from 600,000 to 1,200,000, on a post-split basis, and (3) extend the expiration date of the plan from March 15, 2005 to March 15, 2010.

      The reserve of shares of common stock under the Original Stock Option Plan is subject to appropriate adjustment in the event of certain changes in the common stock, including by reason of a stock split. As of the record date for the Annual Meeting, 6,200,000 shares of common stock (on a post-split basis) were reserved for issuance under the Original Stock Option Plan. Of that total, 242,864 shares of common stock (on a post-split basis) remained available for future grants. If the proposed amendment is approved, there will be an aggregate of 2,242,864 shares available for future grants. The Board of Directors believes that the grant of stock options to officers and key employees, consultants and independent contractors of the Company is a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of the Company and in establishing a direct link between the financial interests of such individuals and of the Company’s shareholders and that it is prudent to increase the number of shares of common stock available for future grants at this time.

      The following summary of the Amended Stock Option Plan is qualified in its entirety by reference to the complete text of the Amended Stock Option Plan, which is attached as Annex D.

General Provisions

      Duration of the Amended Stock Option Plan; Shares to be Issued. The Original Stock Option Plan became effective on March 15, 1995. If the proposed amendment is approved, the Amended Stock Option Plan will remain effective until March 15, 2010 unless terminated earlier by the Board of Directors.

      The shares of common stock to be issued or delivered under the Amended Stock Option Plan will be authorized and unissued shares or previously issued and outstanding shares of common stock reacquired by the Company. Shares of common stock covered by any unexercised portions of terminated options and shares of common stock subject to any awards which are otherwise surrendered by participants without receiving any payment or other benefit with respect thereto may again be subject to new awards under the Amended Stock Option Plan.

      On March 1, 2004, the closing price of Polaris common stock on the New York Stock Exchange was $86.66 per share, on a pre-split basis.

      Administration. The Amended Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised solely of non-employee independent directors of the Company who are not eligible to participate in the Amended Stock Option Plan. The Compensation Committee determines the employees who will be eligible for and granted awards, determines the amount and type of awards, establishes rules and guidelines relating to the Amended Stock Option Plan, establishes, modifies and determines terms and conditions of awards and takes such other action as may be necessary for the proper administration of the Amended Stock Option Plan.

      Participants. Any employee, consultant or independent contractor of the Company or its subsidiaries may be selected by the Compensation Committee to receive an award under the Amended Stock Option Plan. Presently, there are approximately 3,500 persons eligible to participate in the Amended Stock Option Plan. It is not possible at this time to determine the amount of stock options to be allocated to specific persons or groups from the additional number of shares being added to the pool of shares available under the Amended Stock Option Plan. If the proposed amendment is approved, no participant may receive stock option awards in respect of more than 1,200,000 shares of common stock in any calendar year.

      Awards Available Under Amended Stock Option Plan. Awards to participants under the Amended Stock Option Plan may take the form of stock options meeting the requirements of Section 422 of the Internal Revenue Code (“Incentive Stock Options”) and stock options which do not meet such requirements (“Nonqualified Stock Options”). The duration of each option will be determined by the Compensation Committee, but no option will be exercisable more than ten years after the date of grant. The exercise price for stock options must be at least equal to 100% of the fair market value of the common stock on the date of grant of such option. The exercise price will be payable in cash or in such other form as the Compensation Committee may approve in the applicable award agreement, including, without limitation, by a cashless exercise through a broker or the delivery to the Company of (i) a promissory note equal to the exercise price (but the par value of the shares must be paid in cash) or (ii) shares of common stock owned by the participant for at least six months.

      The options will be subject to restrictions on exercise, such as exercise in periodic installments or upon attainment of specified performance criteria, as determined by the Compensation Committee. Stock options granted under the Amended Stock Option Plan will not be transferable except by will or the laws of descent and distribution and may be exercised only by a participant during his or her lifetime.

      Unless otherwise determined by the Compensation Committee and provided in the applicable option agreement, options will be exercisable within thirty days of any termination of services other than termination due to disability, death or normal retirement (but not later than the expiration date of the option). The options will be exercisable within one year of a termination of services by reason of disability, death or normal retirement (but not later than the expiration date of the option), but an Incentive Stock Option will not be exercisable more than three months after retirement.

      Termination and Amendment. The Board may amend or terminate the Amended Stock Option Plan at any time but, without a participant consent, no such action will affect or in any way impair the rights of such participant under any award granted prior to such action, and no amendment will be made without the approval of the Company’s shareholders if such approval is required to maintain the compliance of the Amended Stock Option Plan with Section 162 (m) of the Internal Revenue Code.

      Antidilution Provisions. The amount of shares authorized to be issued under the Amended Stock Option Plan, and the terms of outstanding stock options, may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other capitalization change of similar effect.

      Withholding Obligations. The Company has the right to deduct from a participant’s salary, bonus or other compensation any taxes required to be withheld with respect to options granted under the Amended Stock Option Plan. Alternatively, a participant can satisfy his or her tax withholding obligations under the Amended Stock Option Plan by tendering shares of Polaris common stock owned by such participant or reducing the number of shares issuable pursuant to the award.

      Certain Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences of awards under the Amended Stock Option Plan to United States citizens based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of individual holders of options and the tax requirements applicable to residents of countries other than the United States.

      An option holder will not recognize income upon the grant of an option under the Amended Stock Option Plan or at any other time prior to the exercise of the option. Upon exercise of a Nonqualified Stock Option, the option holder will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the exercise price of the option. This income is subject to withholding and other employment taxes. The Company is entitled to a deduction in a like amount for compensation income recognized by the option holder.

      A subsequent taxable disposition of shares of common stock acquired upon exercise of a Nonqualified Stock Option will generally result in a capital gain or loss measured by the difference between the fair market value of the common stock on the date the option was exercised and the amount realized on later disposition. The gain or loss will be long-term if the shares of common stock are held for more than one year, and short-term if held for one year or less.

      An option holder will not recognize income upon the grant or exercise of an Incentive Stock Option under the Amended Stock Option Plan. The difference between the fair market value of the common stock on the date of exercise and the exercise price, however, is an item of adjustment for purposes of the alternative minimum tax.

      If an option holder who has acquired shares of common stock by the exercise of an Incentive Stock Option makes a taxable disposition of the stock at least two years after the date the option was granted and at least one year after the transfer of the stock to the option holder, the option holder generally will recognize a long-term capital gain or loss measured by the difference between the exercise price and the selling price.

      If an option holder who has acquired shares of common stock by the exercise of an Incentive Stock Option makes a taxable disposition of the stock within two years from the date the option was granted or within one year after the transfer of the stock to the option holder, a disqualifying disposition occurs. In that event, the option holder recognizes ordinary income equal to the lesser of the actual gain on the disposition or the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Company is entitled to a deduction in a like amount for compensation income recognized by the option holder. If a loss is sustained on such a disposition, the loss will generally be treated as a capital loss. If the amount received on the disqualifying disposition exceeds the fair market value of the common stock on the date of exercise, the excess will generally be either a long-term or short-term capital gain, depending on the holding period of the shares.

      The deductibility by the Company of amounts recognized as ordinary income by option holders upon the exercise or disposition of stock options may be limited under certain provisions of the Internal Revenue Code, including the $1 million deduction limit per executive under Section 162(m) and the limit with respect to certain payments in connection with a change in control under Section 280G.

Vote Required

      Approval of the Amended Stock Option Plan will require the affirmative vote of at least a majority of the outstanding shares of Polaris common stock present in person or by proxy at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting.

Board Recommendation

      Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the approval of the Amended Stock Option Plan. The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the Amended Stock Option Plan.

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Shareholders. Our shareholders have approved the Polaris Industries Inc. 1995 Stock Option Plan, the Polaris Industries Inc. 1996 Restricted Stock Plan, the Polaris Industries Inc. Employee Stock Purchase Plan, the Polaris Industries Inc. Deferred Compensation Plan for Directors and the 2003 Non-Employee Director Stock Option Plan.

Equity Compensation Plans Not Approved by Shareholders. The Polaris Industries Inc. 1999 Broad-Based Stock Option Plan was approved by the Board of Directors, but was not approved by the shareholders.

Neither the NYSE rules nor federal law required shareholder approval at the time the 1999 Broad-Based Stock Option Plan was adopted and accordingly it was not submitted for shareholder approval.

      Under the Polaris Industries Inc. 1999 Broad-Based Stock Option Plan, each of the Company’s full-time employees, and any part-time employee who had performed at least 1,000 hours of service prior to the date of grant, received a one-time award of non-qualified stock options to purchase shares of Polaris common stock. The Company’s executive officers and directors are not eligible to participate in this plan. On April 1, 1999, an aggregate of 675,400 options, as adjusted to reflect the two-for-one split of the Company’s common stock, were granted under the plan, consisting of an option to each fulltime employee to purchase 200 shares and an option to each part-time employee to purchase 100 shares of Polaris common stock, each as adjusted to reflect the two-for-one split of the Company’s common stock. These grants were made at the fair market value of Polaris common stock as of the grant date. Of the 675,400 options initially granted under the plan, an aggregate of 518,400 options, as adjusted for the two-for-one split of the Company’s common stock, vested on March 7, 2002 when the closing price of Polaris common stock, as reported on the NYSE, was two times the per share exercise price of such options. The Board of Directors does not intend to grant any future options under this plan.

Summary Table. The following table sets forth certain information as of December 31, 2003, with respect to compensation plans under which shares of Polaris common stock may be issued. The number of securities appearing in the following table have been adjusted to reflect the two-for-one split of the Company’s common stock.

			Number of
			securities
			remaining available
			for future issuance
	Number of		under equity
	securities to be		compensation
	issued upon	Weighted-average	plans (excluding
	exercise of	exercise price of	securities reflected
	outstanding options,	outstanding options,	in the first
Plan Category	warrants and rights	warrants and rights	column)

Equity Compensation plans approved by security holders	4,702,612	$23.21 (1)	991,760
Equity compensation plans not approved by security holders	98,900	$15.78	—
Total	4,801,512	$23.06	991,760

(1)	Does not include an aggregate of 57,216 common stock equivalents acquired on various dates between 1995 and December 31, 2003 pursuant to the Company’s Deferred Compensation Plan for Directors at prices ranging from $10.37 to $41.31, as adjusted for the two-for-one split of the Company’s common stock. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board of Directors.

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

Executive Compensation Summary

      The following table shows, for each of the last three fiscal years, the annual compensation paid to or earned by the Company’s Chief Executive Officer and the other four most highly compensated executive officers (the “Executive Officers”) in all capacities in which they served.

Summary Compensation Table

		Annual Compensation			Awards

				Other Annual	Restricted		All Other
		Salary	Bonus	Compensation	Stock	# of Options	Compensation
Name and Principal Position	Year	($) (A)	($) (B)	($) (C)	($) (D)	(#) (E)	($) (F)

Thomas C. Tiller	2003	$675,000	$1,210,000	—	$2,150,750	100,000	$91,982
Chief Executive Officer	2002	$614,136	$1,165,000	—	$1,424,750	100,000	$85,956
and President	2001	$571,157	$1,085,200	—	$2,002,500	950,000	$77,096
Jeffrey A. Bjorkman	2003	$249,038	$210,000	—	—	20,000	$24,202
Vice President –	2002	$225,000	$200,000	—	$210,863	16,000	$21,500
Operations	2001	$203,846	$185,000	—	$123,488	12,000	$19,404
John B. Corness	2003	$224,231	$189,000	—	—	15,000	$21,077
Vice President – Human	2002	$204,229	$180,000	—	$184,363	14,000	$19,712
Resources	2001	$185,000	$170,000	—	$123,488	12,000	$18,750
Michael W. Malone	2003	$203,076	$173,000	—	—	15,000	$19,904
Vice President – Finance,	2002	$184,806	$160,000	—	$158,147	12,000	$17,490
Chief Financial Officer	2001	$172,404	$145,000	—	$82,325	8,000	$17,620
and Secretary
Kenneth J. Sobaski	2003	$330,769	$225,000	$91,515	—	16,000	—
Vice President – Sales,	2002	$307,693	$250,000	—	$210,863	16,000	—
Marketing and Business	2001	$111,538	$70,000	—	$623,000	60,000	$1,154
Development (G)

(A)	Includes amounts deferred by the Executive Officers under the Company’s 401(k) Retirement Saving Plan and Supplemental Retirement/ Savings Plan.

(B)	Profit sharing bonus payments are reported for the year in which the related services were performed.

(C)	The Company provides club memberships, club dues, financial planning and tax preparation, relocation benefits, Exec-U-Care coverage, as well as standard employee medical, dental, and disability coverage to its Executive Officers. The value of all “Other Annual Compensation” is less than the minimum of $50,000 or 10% of the total cash compensation for each person reported above, except for Mr. Sobaski who in 2003 received a one-time relocation payment of $39,659 and a medical reimbursement payment of $49,775 under the Exec-U-Care coverage.

(D)	The Company granted restricted stock awards to employees (including the Executive Officers) in 2001, 2002 and 2003. All restricted stock awards were approved by the appropriate committee of the Board of Directors and were granted in accordance with the Company’s 1996 Restricted Stock Plan. The amounts shown in this column were calculated by multiplying the closing market price of Polaris’ common stock on the date of grant by the number of shares granted. An aggregate of 100,000 restricted shares, on a post-split basis, become freely tradeable only upon the Company achieving certain compounded earnings growth targets within a four year period and an aggregate of 159,620 restricted shares, on a post-split basis, become freely tradeable three years after the date of issuance provided that the holder continues to be an employee of the Company. The total number and value of restricted stock holdings as of December 31, 2003 (the last trading day of calendar year 2003), calculated by multiplying the closing market price of Polaris’ common stock on December 31, 2003 of $44.29 per share, as adjusted for the two-for one stock split, by the number of restricted shares held, for the named officers are as follows: Messrs. Tiller, 190,000, $8,415,100; Bjorkman, 12,950, $573,556; Corness, 12,020, $532,366; Malone, 9,250, $409,683 and Sobaski, 35,400, $1,567,866. The number of shares of restricted stock have been adjusted to reflect the two-for-one split of the Company’s common stock.

(E)	The Company granted stock options to employees (including the Executive Officers) in 2001, 2002 and 2003. All stock option grants were approved by the appropriate committee of the Board of Directors and granted in accordance with the Company’s 1995 Stock Option Plan. These numbers have been adjusted to reflect the two-for-one stock split of the Company’s common stock.

(F)	Consists of Company matching contributions to the Polaris 401(k) Retirement Saving Plan and Supplemental Retirement/ Savings Plan. The Supplemental Retirement/ Savings Plan began July 1, 1995 and is a nonqualified plan which mirrors the Polaris 401(k) Retirement Saving Plan without the Internal Revenue Service contribution limitations. The Executive Officers each received $12,000 in matching contributions to the Polaris 401(k) Retirement Saving Plan during 2003, except for Mr. Sobaski. The Supplemental Retirement/ Savings Plan contributions during 2003 were $79,982, $12,202, $9,077, $7,904 and $0, respectively, for Messrs. Tiller, Bjorkman, Corness, Malone and Sobaski.

(G)	Mr. Sobaski joined the Company in October 2001.

     The Company does not maintain any defined benefit or actuarial pension plan under which benefits are determined primarily by final compensation and years of service.

Option Grants in 2003

      The following table shows all options to purchase Polaris common stock granted in 2003 to each of our Executive Officers named in the Summary Compensation Table and the potential value of such grants at stock price appreciation rates of 5% and 10%, compounded annually over the maximum ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price. The actual future value of the options will depend on the market value of the Company’s common stock.

OPTION GRANTS DURING 2003 AND

ASSUMED POTENTIAL REALIZABLE VALUES

		Individual Grants			Potential Realizable Value at
					Assumed Annual Rates of
		% of Total Options			Stock Price Appreciation for
	Number of	Granted to	Exercise		Option Term
	Options	Employees in	Price	Expiration
Name	Granted(A)	Fiscal Year	($/Share)	Date	5%	10%

Thomas C. Tiller	100,000	36.27%	$43.015	11/3/2013	$2,705,190	$6,855,483
Jeffrey A. Bjorkman	20,000	7.25%	$43.015	11/3/2013	$541,038	$1,371,097
John B. Corness	15,000	5.44%	$43.015	11/3/2013	$405,779	$1,028,322
Michael W. Malone	15,000	5.44%	$43.015	11/3/2013	$405,779	$1,028,322
Kenneth J. Sobaski	16,000	5.80%	$43.015	11/3/2013	$432,830	$1,096,877

(A)	The options were granted at an exercise price based on $43.015, the closing price of the Company’s common stock on the grant date, as adjusted for the two-for-one split of the Company’s common stock. All of the options become exercisable on November 3, 2006, the third anniversary of the date of grant.

Option Exercises and Values for 2003

      The following table gives information for options exercised by each of the Executive Officers in 2003 and the value (stock price less exercise price) of the remaining options held by those Executive Officers at year-end measured in terms of the closing price of Polaris common stock on December 31, 2003, the last trading day of the year.

AGGREGATED OPTION EXERCISES DURING 2003 AND

OPTION VALUES ON DECEMBER 31, 2003

					Value of In-the-Money
			Shares Covered by		Outstanding Options
			Outstanding Options (A)		12/31/03(B)
	Shares Covered	Gain at
Name	by Exercises(A)	Exercise Date	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas C. Tiller	—	—	1,550,000	650,000	$32,162,450	$11,756,250
Jeffrey A. Bjorkman	16,600	$467,311	52,800	48,000	$1,473,885	$542,700
John B. Corness	—	—	46,000	41,000	$1,284,327	$504,735
Michael W. Malone	7,130	$183,702	26,054	35,000	$763,850	$384,985
Kenneth J. Sobaski	—	—	—	92,000	—	$1,610,520

(A)	Numbers of shares have been adjusted to reflect the two-for-one split of the Company’s common stock.

(B)	For purposes of this column, the value of unexercised options means the difference between the option exercise price and the market value of the underlying shares based on $44.29, the closing price for the Company’s common stock on December 31, 2003, as adjusted to reflect the two-for-one split of the Company’s common stock. As used in this column, an option was in-the-money on December 31, 2003 if the option exercise price is less than the market value of the underlying shares based on the closing price for the Company’s common stock on that date.

Employment, Termination and Change in Control Agreements

Agreement with Mr. Tiller

      Mr. Tiller and Polaris entered into an employment agreement effective January 1, 2001, which replaced all prior agreements, except for his Change of Control Agreement dated April 1, 1998, which remains in effect. The employment agreement provides that Mr. Tiller will continue to be employed as Chief Executive Officer and President of the Company through at least December 31, 2005. Mr. Tiller’s agreement provides for:

•	an annual base salary of at least $600,000, which will be reviewed twice during the term of his employment by the Compensation Committee of the Board of Directors. The Compensation Committee reviewed and increased his base salary to $675,000, effective as of November 1, 2002;

•	a target annual bonus of 200% of his base salary under the Company’s bonus/profit sharing arrangements, subject to attainment of performance criteria as determined by the Compensation Committee of the Board of Directors;

•	an annual stock option grant to purchase at least 100,000 shares of common stock, as adjusted for the two-for-one split of the Company’s common stock, under the Company’s 1995 Stock Option Plan at exercise prices equal to the fair market value of such shares on the dates of grant, which option will vest upon the achievement of goals and milestones established by the Compensation Committee; and

•	an annual performance restricted share award for at least 50,000 shares of common stock, as adjusted for the two-for-one split of the Company’s common stock, under the Company’s 1996 Restricted Stock Plan, which restricted share award will vest upon the achievement of goals and milestones established by the Compensation Committee.

      If Mr. Tiller’s employment terminates as a result of his death or disability, he or his designated beneficiaries, as appropriate, will receive payments equal to (i) his base salary earned through the date of termination payable when such salary would customarily be paid; (ii) a pro rata bonus payment for the year of termination based on the average of the annual bonuses paid or payable to him for the two calendar years preceding the year in which the termination occurs payable when bonuses for such period are customarily paid; and (iii) any annual bonus for a preceding year that remains unpaid at the time of termination payable when such bonuses are paid to other executives of the Company. In addition, all of his outstanding stock options and restricted share awards will vest immediately.

      If Mr. Tiller’s employment is terminated by the Company for cause or by him without good reason, he will receive (i) his base salary earned through the date of termination; and (ii) any annual bonus for a preceding year that remains unpaid at the time of termination payable when such bonuses are paid to other executives of the Company. Upon termination under these circumstances, all stock options and unvested restricted share awards will terminate immediately and he may purchase health insurance under the Company’s then existing health insurance plan in accordance with applicable government requirements.

      If Mr. Tiller’s employment is terminated by the Company without cause or by him for good reason, he will receive payments equal to (i) his base salary earned through the date of termination; (ii) a pro rata bonus payment for the year of termination based on the average of the annual bonuses paid or payable to him for the two calendar years preceding the year in which the termination occurs payable when bonuses for such period are customarily paid; (iii) his base salary as then in effect for a two-year period, payable in monthly installments at the times such base salary would customarily be paid; (iv) a pro rata bonus payment in each of the two years following termination based on the average of the annual bonuses paid or payable to him for the two calendar years preceding the year in which the termination occurs payable when the annual bonuses for such years are paid; and (v) any annual bonus for a preceding year that remains unpaid at the time of termination payable when such bonuses are paid to other executives of the Company. In addition, the Company will provide him with medical and dental insurance coverage for a period ending on the earlier of the second anniversary of the date of termination or the date on which another employer employs him. Any stock options and restricted share awards that would, by their terms, vest on or before the first anniversary of the date of termination will vest immediately, and in the case of stock options, be exercisable until the first anniversary of the date of termination.

      Under his employment agreement, Mr. Tiller has agreed not to engage in competitive activities for a specified period of time following his termination of employment.

Change in Control Agreements

      The Company has entered into change in control agreements (the “Agreements”) with the Executive Officers named in the Summary Compensation Table which become effective only upon a Change in Control (as defined in the Agreements). If upon or within 24 months after a Change in Control, any of the Executive Officers terminates his employment for Good Reason or such employee’s employment is terminated without Cause (as such terms are defined in the Agreements), he will be entitled to all accrued but unpaid compensation and benefits and a lump-sum cash payment equal to two times his average annual cash compensation (including cash bonuses, but excluding the award or exercise of stock options or stock grants) for the three fiscal years (or lesser number of years if such employee’s employment has been of shorter duration) of the Company immediately preceding such termination. If such termination occurs before a cash bonus for any preceding fiscal year has been paid, the Company is required to pay to the employee the amount of the employee’s cash bonus for such preceding fiscal year as soon as it is determinable and such amount is to be included in the determination of the payment to be made pursuant to the Agreement. No cash bonus shall be paid for any part of the fiscal year in which the termination occurs.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy

      The Company’s executive total compensation program is tied closely to Company performance and aimed at enabling the Company to attract and retain the best possible executive talent, aligning the financial interests of the Company’s management with those of its shareholders and rewarding those executives commensurably with their ability to drive increases in shareholder value. The program consists of a combination of base salary, annual profit sharing awards, stock options and restricted stock.

2003 Executive Compensation

      The goal of Polaris’ executive total compensation program is to significantly correlate the level of executive compensation, when taken as a whole, with the level of Company performance. This is accomplished through the use of a combination of annual profit sharing bonus payments and long-term stock-based compensation programs in conjunction with base compensation.

      Section 162(m) of the Internal Revenue Code generally provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation paid to either its chief executive officer or any of its four other most highly compensated executive officers in excess of $1 million in any year. Compensation based upon company performance is not subject to the deduction limit if certain requirements are met. Grants under the Company’s stock based compensation programs are generally performance based. There is a likelihood, however, that the Company will not be entitled to deduct a portion of the compensation arising out of the vesting of certain restricted stock awards that were granted to the Chief Executive Officer in 2000 and 2001 as well as annual profit sharing bonuses to executive officers because those bonuses do not meet Section 162(m)’s requirement that they be “payable solely on account of attainment of one or more performance goals.” A proposal is being submitted to the shareholders at the Annual Meeting for approval of the Senior Executive Annual Incentive Compensation Plan that will meet the requirements of Section 162(m). A description of this plan can be found on page 19 of this Proxy Statement. Additionally, the Company has reduced its reliance upon the issuance of non-performance based restricted stock awards as part of its compensation philosophy.

      During 2003, an independent consulting firm conducted a study that compared the total cash compensation (base salary and annual incentives) of executives at Polaris to that of their counterparts at peer companies. The results of that analysis indicated that the four most highly compensated executives of the Company (excluding the Chief Executive Officer) had, in aggregate, total cash compensation that was slightly below the 75th percentile of the market. The analysis indicated that the Chief Executive Officer’s total cash compensation was significantly above the 75th percentile of the market. This reflects Polaris’ compensation philosophy of correlating a significant portion of the Chief Executive Officer’s compensation to the overall financial performance of the Company and his personal performance.

      Annual profit sharing bonuses for 2003 were paid in accordance with the established Company profit sharing plan. Stock option grants and restricted share awards for 2003 were approved by the Compensation Committee of the Board of Directors and were issued in accordance with the Company’s 1995 Stock Option Plan and its 1996 Restricted Stock Plan, respectively.

2003 Chief Executive Officer Compensation

2003 Chief Executive Officer Base Salary, Benefits and Perquisites

The base salary of Mr. Tiller, Polaris’ Chief Executive Officer, has been $675,000 since his most recent salary increase on November 1, 2002.

Benefits and perquisites paid or made available to Mr. Tiller during 2003 included club memberships, club dues, financial planning and tax preparation, Exec-U-Care as well as standard employee medical and dental benefits and 401(k) retirement savings plan participation augmented by a supplemental retirement/savings plan designed to mirror the 401(k) retirement savings plan.

2003 Chief Executive Officer Annual Bonus (Profit Sharing Award)

In accordance with the established Company profit sharing plan, Mr. Tiller received a profit sharing bonus of $1,210,000 in February 2004 for his 2003 performance. The aggregate amount of funding for the profit sharing plan is determined by Company performance. The specific amount of Mr. Tiller’s award was determined by the Compensation Committee of the Board of Directors and the independent directors based on his individual contributions to the Company’s success.

2003 Chief Executive Officer Stock Option Grants and Restricted Share Awards

On November 3, 2003, in accordance with his employment agreement with the Company, Mr. Tiller was granted stock options with an exercise price of $43.015 per share for 100,000 shares of common stock and restricted share awards with respect to 50,000 shares of common stock, each as adjusted to reflect the two-for-one split of the Company’s common stock. Both the stock option grants and the restricted share awards are considered performance-based for purposes of Section 162(m) of the Internal Revenue Code. The stock options were granted in accordance with the Company’s 1995 Stock Option Plan and vest on the third anniversary of the date of grant. The restricted share awards were granted in accordance with the Company’s 1996 Restricted Stock Plan and the restricted shares of common stock granted thereunder become freely tradeable only upon the Company achieving certain compounded earnings growth targets within a four year period.

COMPENSATION COMMITTEE

J. Richard Stonesifer, Chair
William E. Fruhan, Jr.
Richard A. Zona

STOCK PERFORMANCE GRAPH

      The graph below compares the five-year cumulative total return to shareholders (stock price appreciation plus reinvested dividends) for the Company’s common stock with the comparable cumulative return of two indexes: Russell 2000 Index and Media General’s Recreational Vehicles Industry Group Index. The graph assumes the investment of $100 on January 1, 1999 in common stock of the Company and in each of the indexes, and the reinvestment of all dividends. Points on the graph represent the performance as of the last business day of each of the years indicated.

Comparison of 5-Year Cumulative Total Return Among

Polaris Industries Inc., Recreational Vehicle Index and Russell 2000 Index

	At December 31

	1998	1999	2000	2001	2002	2003

Polaris Industries Inc.	$100	$94.60	$106.66	$158.47	$163.58	$252.09
Recreational Vehicles Index	100	113.94	129.50	178.79	161.47	186.77
Russell 2000 Index	100	119.59	114.43	115.60	90.65	131.78

Assumes $100 Invested on Jan. 1, 1999

Assumes Dividend Reinvested
Fiscal Year Ended Dec. 31, 2003

Source: Media General Financial Services

OTHER MATTERS

      The Board is not aware of any matters that are expected to come before the 2004 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

      Under the rules of the Securities and Exchange Commission, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2005 Annual Meeting of

Shareholders the proposal must be submitted in writing and received by the Secretary of the Company at our principal executive offices by November 17, 2004. If a shareholder intends to introduce an item of business at the 2005 Annual Meeting, without including the proposal in the proxy statement, the Company must receive notice of that intention no later than January 31, 2005. If we do not receive a notice by January 31, 2005, the persons named as proxies in the proxy materials relating to the 2005 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

      If a shareholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the notice of nomination must be submitted in writing and received by the Secretary of the Company at our principal executive offices by November 17, 2004. The notice given by a shareholder who proposes a candidate for nomination must include (i) the submitting shareholder’s name and address, (ii) a signed statement as to the submitting shareholder’s current status as a shareholder, the number of shares currently owned and the length of such ownership; (iii) the name of the candidate and a resume or a listing of the candidate’s qualifications to be a director, and (iv) a document evidencing the candidate’s willingness to serve as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.

ADDITIONAL INFORMATION

      A copy of the Annual Report of the Company for the year ended December 31, 2003 is being sent to shareholders with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, is included as a part of the Annual Report being sent to shareholders with this Proxy Statement.

      Additional copies of the Annual Report, the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from Michael W. Malone, the Vice President-Finance, Chief Financial Officer and Secretary of the Company. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

Michael W. Malone
Vice President — Finance,
Chief Financial Officer and Secretary

ANNEX A

POLARIS INDUSTRIES INC

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

Adopted May 18, 2000

Revised January 24, 2002, January 23, 2003 and January 22, 2004

I.	INTRODUCTION AND PURPOSE

      Polaris Industries Inc. (the “Company”) is a publicly held company and operates in a complex, dynamic, highly competitive, and regulated environment. In order to assure the kind of informed decision-making beneficial to the Company and its shareholders, much of the Board’s oversight occurs through the standing committees of the Board, such as the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities. The Audit Committee’s primary purposes are to:

•	Assist Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the responsibilities, performance, budget and staffing of the Company’s internal audit function, and (5) the performance of the Company’s independent auditor.

•	Prepare the report that the Securities and Exchange Commission (“SEC”) rules require to be included in the Company’s annual proxy statement.

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board of Directors.

      The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such independent auditor shall report directly to the Audit Committee.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities specified in Section IV of this Charter.

      Although the Audit Committee has the responsibilities and powers set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not employees of the Company and may or may not be auditors or accountants by profession and it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are in accordance with generally accepted accounting principles. These are the responsibilities of Company management and the independent auditor.

II.	COMPOSITION

      The Audit Committee shall be comprised of three or more Directors as determined by the Board and be elected by the Board at the annual organizational meeting of the Board on the recommendation of the Corporate Governance and Nominating Committee; members shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership. If an Audit Committee member desires to serve on the Audit Committees of more than three public companies, then in each such case, the

Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee, and such determination shall be disclosed in the Company’s annual proxy statement.

      The Audit Committee may, in its discretion, form and delegate authority to a subcommittee of the Audit Committee or to the Chair.

       A. Independence

      Each member of the Audit Committee shall have been affirmatively determined by the Board to meet the standards of independence required by the SEC and the New York Stock Exchange, and shall be free from any relationship that, in the opinion of the Board, may interfere with their independence from management and the Company.

       B. Financial Literacy and Expertise

      Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have been determined by the Board of Directors of the Company to have accounting or financial management expertise, which qualification shall be conclusively presumed if the person is an “Audit Committee Financial Expert” as such term is defined by the SEC.

III.	MEETINGS AND COMMITTEE OPERATIONS

      The Audit Committee shall meet in person or telephonically at least four times annually, with additional meetings as often as necessary, at times and places determined by the Chair, with further actions to be taken by unanimous written consent, when deemed necessary or desirable by the Audit Committee or its Chair. To the extent practicable, each of the Audit Committee members shall attend each of the regularly scheduled meetings in person. The Audit Committee shall periodically make time available during its regularly scheduled meetings to meet with management, the internal auditors and the independent auditors in separate sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

      A majority of the Audit Committee members currently holding office constitutes a quorum for the transaction of business. The Audit Committee shall take action by the affirmative vote of a majority of the Audit Committee members present at a duly held meeting or by unanimous written action.

IV.	COMMITTEE DUTIES AND RESPONSIBILITIES

      The Audit Committee shall undertake the following responsibilities and duties:

       A. Documents/ Financial Statements/ Reports

•	Review and reassess the adequacy of this Charter at least annually.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditor’s review of the quarterly financial statements together with the accompanying quarterly report on Form 10-Q prior to submission to shareholders, any governmental body, any stock exchange or the public.

•	Review and discuss with management and the independent auditor the Company’s annual financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the annual audit together with the accompanying annual report on Form 10-K prior to submission to shareholders, any governmental body, any stock exchange or the public.

•	Review the significant recommendations made to management by the independent auditor and the internal auditors and management’s responses.

•	Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, relating to the conduct of the audit.

•	Prepare the report required by the SEC to be included in the Company’s annual proxy statement and any other Audit Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

       B. Independent Auditors

•	Be directly responsible for the appointment, compensation and oversight of the work of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing its audit report or related work or performing other audit, review or attest services for the Company.

•	Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditor and (ii) all significant non-audit services to be provided by the independent auditor as permitted by Section 10A of the Securities and Exchange Act of 1934, and in connection therewith to approve all fees and terms of engagement. The Audit Committee shall also review and approve disclosures required to be included in periodic reports filed under Section 13(a) of the Securities and Exchange Act of 1934 with respect to non-audit services.

•	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	On an annual basis, the Audit Committee shall receive from the independent auditor a written statement delineating all significant relationships (and related fees) the Company’s independent auditor has with the Company to consider in the evaluation of the independent auditor’s independence. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•	Confirm that neither the lead audit partner nor the audit partner responsible for reviewing the audit for the Company’s independent auditor performs audit services for the Company for more than five consecutive years.

•	Review all reports required to be submitted by the independent auditor to the Audit Committee under Section 10A of the Securities and Exchange Act of 1934.

•	Review any communications between the independent auditor’s audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement.

•	Periodically consult with the Company’s independent auditor (outside of the presence of management) about the independent auditor’s judgments about the appropriateness, quality, and acceptability of the Company’s accounting principles as applied to its financial reporting, and the Company’s internal controls and the completeness and accuracy of the Company’s financial statements.

        C. Financial Reporting Processes

•	In consultation with the Company’s independent auditor, and the Company’s internal auditors, monitor the integrity of the Company’s financial reporting processes, both internal and external.

•	Review and discuss the scope of the annual audit plans for both the internal and independent auditors.

•	Review major issues regarding, and approve if appropriate, significant changes to the Company’s accounting principles and practices, financial reporting process and presentations, and system of internal controls, as suggested by the Company’s independent auditor, management, or the internal auditors.

•	Review with management, the independent auditor, the internal auditors and the Company’s legal counsel, as appropriate, any legal, regulatory or compliance matters, including off balance sheet structures, that could have a significant impact on the Company’s financial statements, including significant changes in accounting initiatives, standards or rules as promulgated by the Financial Statements Accounting Standards Board, the SEC or other regulatory authorities with relevant jurisdiction.

        D. Process Analysis and Review

•	Review the systems of reporting to the Audit Committee by each of management, the independent auditor and the internal auditors regarding any significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effect of alternative GAAP methods, and the view of each as to the appropriateness of such judgments.

•	Following completion of the annual audit, review with the independent auditor any audit problems or difficulties or significant disagreement with management encountered during the course of the audit, including any restrictions on the scope of work or access to requested information, and management’s response.

•	Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise).

•	Review with the Company’s independent auditor, the internal auditors and management the extent to which significant changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

•	Discuss with management, the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies prior to public release.

        E. Other

•	Ensure appropriate procedures are established and maintained for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters to the Audit Committee.

•	Review and discuss with management (i) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including management’s guidelines and policies with respect to risk assessment and risk management); and (ii) the program that management has established to monitor compliance with its code of business conduct and ethics for directors, officers and employees.

•	Report regularly to the Board of Directors on the activities of the Audit Committee and make such recommendations with respect to the above matters as the Audit Committee may deem necessary or appropriate. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal auditor.

V.     HIRING GUIDELINES FOR INDEPENDENT AUDITOR EMPLOYEES

      The Audit Committee has adopted the following practices regarding the hiring by the Company of any partner, director, manager, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having similar responsibility for providing audit assurance (including all work that results in the expression of an opinion on financial statements and audits of statutory accounts) to the Company’s independent auditor on any aspect of its certification of the Company’s financial statements:

•	No member, with the position listed above, of an audit team that is auditing the Company or any of its businesses can be hired by the Company for a period of two years following association with that audit.

•	No former employee of the independent auditor may sign a Company SEC filing for 5 years following employment with the independent auditor.

•	No former employee of the independent auditor may be named an officer of the Company or any of its subsidiaries for 3 years following employment by the independent auditor.

•	The Company’s Chief Financial Officer must approve all hires from an independent auditor.

•	The Company’s Chief Financial Officer must report annually to the Audit Committee any hires from the independent auditor during the preceding year.

VI.	PROCESS FOR HANDLING QUESTIONS, CONCERNS AND COMPLAINTS ABOUT ACCOUNTING OR AUDITING MATTERS

      The Audit Committee has established the following procedures for: (i) the receipt, retention, and treatment of questions, concerns or complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of questions, concerns or complaints regarding questionable accounting or auditing matters:

•	The Company has published on its website mail and email addresses and telephone numbers for its Internal Audit Manager and its Chief Financial Officer and the Chairman of the Audit Committee for receiving questions, concerns or complaints regarding accounting, internal accounting controls, or auditing matters.

•	Copies of all such questions, concerns or complaints will be sent to members of the Audit Committee.

•	All questions, concerns and complaints will be tracked by the Audit Committee, but handled by the Company’s finance staff and legal counsel in the normal manner, except as the Audit Committee may request.

•	The status of all questions, concerns or complaints will be reported on a quarterly basis to the Audit Committee, and, if the Audit Committee so directs, to the full Board of Directors of the Company.

•	The Audit Committee may request special treatment, including the retention of outside legal counsel or other advisors, for any question, concern or complaint.

VII.     COMMITTEE REPORTS

      1. At the time of or in advance of the annual shareholders meeting held each year, present an annual performance evaluation of the Audit Committee, which shall assess the performance of the Audit Committee in fulfilling the requirements of this charter, recommend any amendments to this charter, and set forth the goals and objectives of the Audit Committee for the ensuing twelve months.

      2. Transmit to the Board notices of Audit Committee meetings, agendas, and meeting minutes.

VIII.	RESOURCES AND AUTHORITY OF THE COMMITTEE

      The Audit Committee shall have such resources and authority as it deems necessary to discharge its duties and responsibilities, including the sole authority to retain, discharge, and approve fees and other terms for retention of the independent auditors, independent legal counsel, and other independent experts or advisors. The Company shall provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors of the Company, for the payment of compensation of the independent auditors, independent legal counsel, and other independent experts or advisors so retained by the Audit Committee and ordinary administrative expenses that are necessary and appropriate to carry out its duties. The Audit Committee may direct any officer or employee of the Company or request any employee of the Company’s independent auditor or outside legal counsel to attend an Audit Committee meeting or meet with any Audit Committee members.

ANNEX B

POLARIS INDUSTRIES INC.

SENIOR EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

      1. Purpose. The Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan is intended to provide incentives for Eligible Senior Executives to attain and maintain the highest standards of performance, to attract and retain key executives of outstanding competence and ability, to stimulate the active interest of key executives in the development and financial success of the Company, to further align the identity of interests of employees with those of the Company’s shareholders generally and to reward executives for outstanding performance when certain objectives are achieved.

      2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Business Criteria” means the business criteria listed in Section 6 of this Plan.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Committee appointed by the Board to administer the Plan. The Committee shall be constituted at all times so as to meet the outside director requirements of Section 162(m) of the Code.

(e) “Company” means Polaris Industries Inc. and its successors and assigns.

(f) “Effective Date” means January 1, 2004.

(g) “Eligible Senior Executive” means any senior executive employee of the Company designated by the Committee as an Eligible Senior Executive.

(h) “Incentive Compensation Award” means an incentive compensation award payable under this Plan.

(i) “Incentive Compensation Award Period” means, with respect to an Incentive Compensation Award, as determined by the Committee, the calendar year beginning on or after the Effective Date with respect to which such Incentive Compensation Award is to be determined. It is expressly intended that any particular calendar year may be included in the Performance Period of multiple Incentive Compensation Awards.

(j) “Participant” means, with respect to an Incentive Compensation Award Period, the Eligible Senior Executives selected by the Committee to be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period as provided in Section 5 of this Plan.

(k) “Performance Objective” means the performance objective or objectives established pursuant to Section 5 of the Plan.

(l) “Plan” means the Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan, as it may be amended from time to time.

      3. Administration. The Committee shall interpret the Plan, prescribe, amend, and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration, which actions shall be final and binding upon all Participants. To the extent permitted by law, all members of the Board of Directors, including the members of the Committee, shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken in good faith and within the scope of the authority delegated herein.

      4. Compliance with Section 162(m). The Plan shall be administered to comply with Section 162(m) of the Code and regulations promulgated thereunder, and if any Plan provision is found not to be in compliance with Section 162(m) of the Code, the provision shall be deemed modified as necessary to meet the requirements of Section 162(m) of the Code.

      5. Selection of Participants and Performance Objective. Prior to the commencement of each Incentive Compensation Award Period, or at such later time as permitted by Section 162(m) of the Code and regulations thereunder, the Committee shall determine in writing (i) the Participants who shall be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period, (ii) the Performance Objective, which shall consist of any one or more of the Business Criteria, and (iii) the formula for computing the amount of the Incentive Compensation Award payable to each Participant if the Performance Objective is achieved, which formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code. The amount of an Incentive Compensation Award may be denominated in cash and/or in shares of the Company’s common stock, provided that all amounts paid under the Plan shall be in cash.

      6. Business Criteria. The Business Criteria will include specified levels of one or more of the following:

Operating Income	Net Income
Pre-Tax Income	Customer Retention
Cash Flow	Return on Investment
Return on Capital	Revenue
Return on Equity	Revenue Growth
Return on Assets	Total Shareholder Return
Return on Sales	Stock Price
Expense Targets	Market Share
Customer Satisfaction	Productivity Targets
Sales	Earnings Per Share
Sales Growth	Earnings Per Share Growth
Economic Value Added

      The above terms shall have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the Company’s industry, as applicable. As determined by the Committee, the Business Criteria shall be applied (i) in absolute terms or relative to one or more other companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole).

      7. Incentive Compensation Award Certification. The Committee shall certify in writing prior to payment of the Incentive Compensation Award that the Performance Objective has been attained and the Incentive Compensation Award is payable. With respect to Committee certification, approved minutes of the meeting in which the certification is made shall be treated as written certification.

      8. Maximum Incentive Compensation Award Payable. The maximum amount payable with respect to an Incentive Compensation Award to any Participant is $2,500,000.

      9. Extraordinary or Unusual Events. The Committee may, in its discretion, disregard the impact of any extraordinary or unusual event (in accordance with generally accepted accounting procedures) in determining whether a Performance Objective has been obtained or may make appropriate adjustments in any Performance Objective to reflect such extraordinary or unusual event.

      10. Discretion to Reduce Awards. The Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a Participant.

      11. Active Employment Requirement. Except as provided below, an Incentive Compensation Award shall be paid for an Incentive Compensation Award Period only to a Participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the Incentive

Compensation Award Period and who is employed by the Company on the date the Incentive Compensation Award is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Code and regulations thereunder, the Committee may in its sole discretion grant an Incentive Compensation Award for the Incentive Compensation Award Period to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Plan during the Incentive Compensation Award Period, or whose employment is terminated during the Incentive Compensation Award Period because of the Participant’s retirement under the Company’s 401(k) plan, death, or because of disability as defined in Section 22(e)(3) of the Code. In such cases of active employment for part of an Incentive Compensation Award Period, a pro rata Incentive Compensation Award may be paid for the Incentive Compensation Award Period.

      12. Payment of Incentive Compensation Award. An Incentive Compensation Award shall be paid to the Participant for the Incentive Compensation Award Period as provided in this Plan. The Company shall pay the Incentive Compensation Award to the Participant in such form as the Committee may determine and at such time as the Committee may determine after the Committee certifies that the Incentive Compensation Award is payable as provided in Section 7. A Participant may defer receipt of an Incentive Compensation Award in accordance with procedures established by the Committee from time to time. In the event of the Participant’s incompetency, the Company in its sole discretion may pay any Incentive Compensation Award to the Participant’s guardian or directly to the Participant. In the event of the Participant’s death, any Incentive Compensation Award shall be paid to the Participant’s spouse or, if there is no surviving spouse, the Participant’s estate. Payments under this Section shall operate as a complete discharge of the Committee and the Company. The Company shall deduct from any Incentive Compensation Award paid under the Plan the amount of any taxes required to be withheld by the federal or any state or local government.

      13. Shareholder Approval. No Incentive Compensation Award shall be payable under this Plan unless the Plan is disclosed to and approved by the shareholders of the Company in accordance with Section 162(m) of the Code and regulations thereunder.

      14. Limitation of Rights. Nothing in this Plan shall be construed to (a) give any employee of the Company any right to be awarded any Incentive Compensation Award other than that set forth herein, as determined by the Committee; (b) give a Participant any rights whatsoever with respect to shares of common stock of the Company; (c) limit in any way the right of the Company to terminate an employee’s employment with the Company at any time for any reason or no reason; (d) give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company; or (e) be evidence of any agreement or understanding, express or implied, that the Company will employ an employee in any particular position or at any particular rate of remuneration.

      15. Non-Exclusive Arrangement. The adoption and operation of this Plan shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

      16. Nonassignment. The right of a Participant to the payment of any Incentive Compensation Award under the Plan may not be assigned, transferred, pledged, or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

      17. Amendment or Termination of the Plan. The Board may amend or terminate the Plan at any time, except that no amendment or termination shall be made that would impair the rights of any Participant to a Incentive Compensation Award that would be payable were the Participant to terminate employment on the effective date of such amendment or termination, unless the Participant consents to such amendment or termination. The Plan shall automatically terminate on January 1, 2009 unless sooner terminated by action of the Board or extended with the approval of the Board and the Company’s shareholders.

      18. Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Minnesota, other than the conflict of law provisions of such laws.

ANNEX C

POLARIS INDUSTRIES INC.

LONG TERM INCENTIVE PLAN

      1. Purpose. The Polaris Industries Inc. Long Term Incentive Plan is intended to increase incentives for Eligible Employees to attain and maintain the highest standards of performance, to attract and retain key executives of outstanding competence and ability, to stimulate the active interest of key executives in the development and financial success of the Company, to further the identity of interests of employees with those of the Company’s shareholders generally and to reward executives for outstanding performance when certain objectives are achieved.

      2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Business Criteria” means the business criteria listed in Section 6 of this Plan.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Committee appointed by the Board to administer the Plan. The Committee shall be constituted at all times so as to meet the outside director requirements of Section 162(m) of the Code.

(e) “Company” means Polaris Industries Inc. and its successors and assigns.

(f) “Effective Date” means January 1, 2004.

(g) “Eligible Employee” means any employee of the Company designated by the Committee as an Eligible Employee.

(h) “Incentive Compensation Award” means an incentive compensation award payable under this Plan.

(i) “Incentive Compensation Award Period” means, with respect to an Incentive Compensation Award, as determined by the Committee, the three consecutive calendar years beginning on or after the Effective Date with respect to which such Incentive Compensation Award is to be paid.

(j) “Participant” means, with respect to an Incentive Compensation Award Period, the Eligible Employees selected by the Committee to be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period as provided in Section 5 of this Plan.

(k) “Performance Objective” means the performance objective or objectives established pursuant to Section 5 of the Plan.

(l) “Plan” means the Polaris Industries Inc. Long Term Incentive Plan, as it may be amended from time to time.

      3. Administration. The Committee shall interpret the Plan, prescribe, amend, and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration, which actions shall be final and binding upon all Participants. To the extent permitted by law, all members of the Board of Directors, including the members of the Committee, shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken in good faith and within the scope of the authority delegated herein.

      4. Compliance with Section 162(m). The Plan shall be administered to comply with Section 162(m) of the Code and regulations promulgated thereunder, and if any Plan provision is found not to be in compliance with Section 162(m) of the Code, the provision shall be deemed modified as necessary to meet the requirements of Section 162(m) of the Code.

      5. Selection of Participants and Performance Objective. Prior to the commencement of each Incentive Compensation Award Period, or at such later time as permitted by Section 162(m) of the Code and regulations thereunder, the Committee shall determine in writing (i) the Participants who shall be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period, (ii) the Performance Objective, which shall consist of any one or more of the Business Criteria, and (iii) the formula for computing the amount of the Incentive Compensation Award payable to each Participant if the Performance Objective is achieved, which formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code. The amount of an Incentive Compensation Award payable to a Participant may be denominated in cash and, pursuant to terms established by the Committee, at the election of a Participant may be adjusted to reflect changes in the market price of the Company’s common stock during an Incentive Compensation Award Period, provided that all amounts paid under the Plan shall be paid in cash.

      6. Business Criteria. The Business Criteria will include specified levels of one or more of the following:

Operating Income	Net Income
Pre-Tax Income	Customer Retention
Cash Flow	Return on Investment
Return on Capital	Revenue
Return on Equity	Revenue Growth
Return on Assets	Total Shareholder Return
Return on Sales	Stock Price
Expense Targets	Market Share
Customer Satisfaction	Productivity Targets
Sales	Earnings Per Share
Sales Growth	Earnings Per Share Growth
Economic Value Added

      The above terms shall have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the Company’s industry, as applicable. As determined by the Committee, the Business Criteria shall be applied (i) in absolute terms or relative to one or more other companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole.

      7. Incentive Compensation Award Certification. The Committee shall certify in writing prior to payment of the Incentive Compensation Award that the Performance Objective has been attained and the Incentive Compensation Award is payable. With respect to Committee certification, approved minutes of the meeting in which the certification is made shall be treated as written certification.

      8. Maximum Incentive Compensation Award Payable. The maximum amount payable with respect to an Incentive Compensation Award to any Participant is 200% of such Participant’s base salary (up to a maximum of base salary of $1,000,000).

      9. Extraordinary or Unusual Events. The Committee may, in its discretion, disregard the impact of any extraordinary or unusual event (in accordance with generally accepted accounting procedures) in determining whether a Performance Objective has been obtained or may make appropriate adjustments in any Performance Objective to reflect such extraordinary or unusual event.

      10. Discretion to Reduce Awards. The Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a Participant.

      11. Active Employment Requirement. Except as provided below, an Incentive Compensation Award shall be paid for an Incentive Compensation Award Period only to a Participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the Incentive

Compensation Award Period and who is employed by the Company on the date the Incentive Compensation Award is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Code and regulations thereunder, the Committee may in its sole discretion grant an Incentive Compensation Award for the Incentive Compensation Award Period to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Plan during the Incentive Compensation Award Period, or whose employment is terminated during the Incentive Compensation Award Period because of the Participant’s retirement under the Company’s 401(k) plan, death, or because of disability as defined in Section 22(e)(3) of the Code. In such cases of active employment for part of an Incentive Compensation Award Period, a pro rata Incentive Compensation Award may be paid for the Incentive Compensation Award Period.

      12. Payment of Incentive Compensation Award. An Incentive Compensation Award shall be paid to the Participant for the Incentive Compensation Award Period as provided in this Plan. The Company shall pay the Incentive Compensation Award to the Participant in such form as the Committee may determine and at such time as the Committee may determine after the Committee certifies that the Incentive Compensation Award is payable as provided in Section 7. A Participant may defer receipt of an Incentive Compensation Award in accordance with procedures established by the Committee from time to time. In the event of the Participant’s incompetency, the Company in its sole discretion may pay any Incentive Compensation Award to the Participant’s guardian or directly to the Participant. In the event of the Participant’s death, any Incentive Compensation Award shall be paid to the Participant’s spouse or, if there is no surviving spouse, the Participant’s estate. Payments under this Section shall operate as a complete discharge of the Committee and the Company. The Company shall deduct from any Incentive Compensation Award paid under the Plan the amount of any taxes required to be withheld by the federal or any state or local government.

      13. Shareholder Approval. No Incentive Compensation Award shall be payable under this Plan unless the Plan is disclosed to and approved by the shareholders of the Company in accordance with Section 162(m) of the Code and regulations thereunder.

      14. Limitation of Rights. Nothing in this Plan shall be construed to (a) give any employee of the Company any right to be awarded any Incentive Compensation Award other than that set forth herein, as determined by the Committee; (b) give a Participant any rights whatsoever with respect to shares of common stock of the Company; (c) limit in any way the right of the Company to terminate an employee’s employment with the Company at any time for any reason or no reason; (d) give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company; or (e) be evidence of any agreement or understanding, express or implied, that the Company will employ an employee in any particular position or at any particular rate of remuneration.

      15. Non-Exclusive Arrangement. The adoption and operation of this Plan shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

      16. Nonassignment. The right of a Participant to the payment of any Incentive Compensation Award under the Plan may not be assigned, transferred, pledged, or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

      17. Amendment or Termination of the Plan. The Board may amend or terminate the Plan at any time, except that no amendment or termination shall be made that would impair the rights of any Participant to a Incentive Compensation Award that would be payable were the Participant to terminate employment on the effective date of such amendment or termination, unless the Participant consents to such amendment or termination. The Plan shall automatically terminate on January 1, 2009 unless sooner terminated by action of the Board or extended with the approval of the Board and the Company’s shareholders.

      18. Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Minnesota, other than the conflict of law provisions of such laws.

ANNEX D

POLARIS INDUSTRIES INC.

1995 STOCK OPTION PLAN
Amended and Restated as of January 22, 2004

      1. Purpose of the Plan. The purpose of the Polaris Industries Inc. 1995 Stock Option Plan (the “PLAN”) is to promote the interest of Polaris Industries Inc. (the “COMPANY”) and its subsidiaries (the “SUBSIDIARIES”) by (i) attracting and retaining employees, consultants and independent contractors of outstanding ability, (ii) motivating employees, consultants and independent contractors, by means of performance-related incentives, to achieve longer-range performance goals and (iii) enabling employees, consultants and independent contractors to participate in the long-term growth and financial success of the Company.

      2. Administration. The Plan shall be administered by the Compensation Committee (the “COMMITTEE”) of the Board of Directors of the Company (the “BOARD”). The Committee shall have the sole and absolute power, authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Committee shall be final and binding. To the extent permitted by law, members of the Committee shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken in good faith and within the scope of the authority delegated herein.

      3. Incentive and Nonqualified Stock Options. Awards under the Plan may be in the form of stock options (“OPTIONS”) which qualify as “incentive stock options” (“INCENTIVE STOCK OPTIONS”) within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended (the “CODE”), or stock options which do not so qualify (“NONQUALIFIED STOCK OPTIONS”). Each award of an Option shall be designated in the applicable award agreement as an Incentive Stock Option or a Nonqualified Stock Option, as appropriate.

      4. Shares Subject to the Plan. Options in respect of an aggregate of up to 8,200,000 shares of the Common Stock of the Company, par value $.01 per share (the “COMMON STOCK”), as adjusted for the two-for-one split of the Company’s Common Stock to be effected on March 1, 2004, shall be available for award under the Plan. In any calendar year during the term of this Plan, no employee shall be awarded Options in respect of more than 1,200,000 shares of Common Stock. No more than 8,200,000 shares of Common Stock may be issued pursuant to Incentive Stock Option awards. If any Option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such Option but as to which the Option had not been exercised shall again be available under the Plan. Shares issuable under the Plan shall be made available from authorized and unissued or previously issued and outstanding shares of Common Stock reacquired by the Company.

      5. Participants; Option Awards. The Committee shall determine and designate from time to time those employees, consultants and independent contractors of the Company and the Subsidiaries who shall be awarded Options under the Plan and the number of shares of Common Stock to be covered by each such Option. Incentive Stock Options may be awarded only to individuals who, on the date of grant, are employees of the Company or any of its Subsidiaries. In making its determinations, the Committee shall take into account the present and potential contributions of the respective employees, consultants and independent contractors to the success of the Company and the Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Each Option award shall be evidenced by an award agreement in such form as the Committee shall approve from time to time.

      6. Fair Market Value. For all purposes under the Plan, the term “FAIR MARKET VALUE” shall mean, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market

System (“NASDAQ/ NMS”), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/ NMS, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/ NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NASDAQ/ NMS or NASDAQ, or is not published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

      7. Exercise Price. Options shall be granted at an exercise price of not less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date of grant; provided, however, that Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation (a “10% HOLDER”) shall be granted at an exercise price of not less 110% of the Fair Market Value of the underlying shares of Common Stock on the date of grant.

      8. Option Period. The Committee shall determine the period or periods of time within which Options may be exercised by participants, in whole or in part, provided, however, that the term of an Option shall not exceed ten years from the date of grant; and provided further, however, that the term of an Incentive Stock Option granted to a 10% Holder shall not exceed five years from the date of grant.

      9. Other Terms and Conditions. The Committee shall have the discretion to determine terms and conditions, consistent with this Plan, that will be applicable to Options granted hereunder. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions. The aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant become exercisable for the first time in any single calendar year shall not exceed $100,000. The Committee shall have the discretion to accelerate the exercise date of an Option whenever it decides, in its absolute discretion, that such action is in the best interests of the Company and is equitable to the participant.

      10. Payment for Common Stock. Full payment for shares of Common Stock purchased upon the exercise of the Option shall be made at the time the Option is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve in the applicable award agreement, including, without limitation, payment in accordance with a cashless exercise program under which, if so instructed by the participant, shares may be issued directly to the participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or by the delivery to the Company by the participant of (i) a full recourse promissory note containing such terms as the Committee may determine or (ii) shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Option, valued at the Fair Market Value of such shares on the date of exercise; provided, however, that if payment is made pursuant to clause (i), the par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to Options held except to the extent such Options have been exercised.

      11. Termination of Options. Unless otherwise determined by the Committee and provided in the applicable award agreement or an amendment thereto, a participant shall be entitled to exercise the participant’s Options, to the extent such Options were exercisable on the date of termination, for a period of (a) thirty (30) days (but not after the scheduled expiration date of such Options) following the date of termination of the participant’s services for any reason other than the participant’s disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), death or retirement on or after his normal retirement age in accordance with the Company’s retirement policy for officers and/or employees, as appropriate, and (b) one (1) year (but not after the scheduled expiration date of such Options) following the date of termination of services by reason of the participant’s disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), death or retirement on or after his normal retirement age in accordance with the Company’s retirement policy for employees; provided, however, that an Incentive Stock Option shall not be exercisable more than three (3) months after the participant’s retirement.

      12. Effect of Change in Stock Subject to the Plan. In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of substantially all of the assets of the Company, substantial distributions to stockholders, merger, consolidation or other corporate transactions which would result in a substantial dilution or enlargement of the rights or economic benefits inuring to participants hereunder, the Committee shall make such equitable adjustments as it may deem appropriate in the Plan and the outstanding Options, including, without limitation, any adjustment in the total number of shares of Common Stock which may thereafter be available under the Plan.

      13. Nonassignability. Options shall not be transferable other than by will or the laws of descent and distribution and are exercisable during participant’s lifetime only by the participant.

      14. Withholding. The Company shall have the right to deduct from all amounts paid to a participant in cash as salary, bonus or other compensation any taxes required by law to be withheld in respect of Options under this Plan. In the Committee’s discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant upon exercise of an Option, or to tender to the Company, the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

      15. Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Minnesota, other than the conflict of law provisions of such laws.

      16. Amendment. The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or awards granted hereunder with the deductibility limits of Section 162(m) of the Code. The Board may not alter or impair any Options previously granted under the Plan without the consent of the holders thereof, except in accordance with the provisions of Paragraph 12.

      17. Effective Date; Termination of Plan. The Plan shall become effective on the date on which it is adopted by the Board of Directors, subject to the approval of the Plan by the stockholders of the Company. The Plan shall terminate on March 15, 2010, unless it is sooner terminated by the Board. The Board may terminate the Plan at any time, in whole or in part, in its sole discretion. Termination of the Plan shall not affect Options previously granted under the Plan.

POLARIS INDUSTRIES INC.

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 22, 2004
9:00 a.m.

Corporate Headquarters
2100 Highway 55
Medina, MN 55340

Polaris Industries Inc. 2100 Highway 55 Medina, MN 55340	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 22, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4 and 5.

By signing this proxy, you revoke all prior proxies and appoint Thomas C. Tiller and Michael W. Malone, and each of them, as Proxies, with full power of substitution, to vote your shares of Common Stock, $.01 par value of Polaris Industries Inc., on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders to be held on April 22, 2004, or any postponements or adjournments thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy
COMPANY #
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK***EASY***IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday April 21, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pii/ — QUICK***EASY***IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 21, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Polaris Industries Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. Election of Class I Directors for three year terms ending in 2007: 01 Andris A. Baltins 02 Thomas C. Tiller	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here

2. Approval of the Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan.	☐	For	☐	Against	☐	Abstain

3. Approval of the Polaris Industries Inc. Long Term Incentive Plan.	☐	For	☐	Against	☐	Abstain

4. Approval of amendments to the Polaris Industries Inc. 1995 Stock Option Plan.	☐	For	☐	Against	☐	Abstain

5. Upon such other business as may properly come before the meeting or any adjournments thereof.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	☐	Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. If a partnership, please sign in partnership name by authorized person.